Exhibit 10.04

MONRO, INC.
PENSION PLAN

TABLE OF CONTENTS

Page

FOREWORD.................................................................................................................................................................1

SECTION 1 DEFINITIONS...............................................................................................................................................1

1.1...........................................................................................................................“Accrued Benefit”1

1.2...............................................................................................................“Actuarial Equivalent”1

1.3...........................................................................................................“Annuity Starting Date”1

1.4.....................................................................................................................“Appropriate Form”1

1.5...........................................................................“Average Monthly Compensation”1

1.6.........................................................................................................................................“Beneficiary”1

1.7.....................................................................................“Board of Directors” or “Board”1

1.8...............................................................................................................................................................“Code”2

1.9.........................................................................................................................................“Committee”2

1.10.............................................................................................................................................“Company”2

1.11.............................................................................................................................“Compensation”2

1.12.............................................................................................................................“Direct Rollover”3

1.13.......................................................................................................................“Early Retirement”3

1.14.......................................................................................................“Early Retirement Date”3

1.15...............................................................................................................................“Effective Date”3

1.16...................................................................................................................“Eligible Employee”3

1.17.................................................................................................“Eligible Retirement Plan”3

1.18...........................................................................................................................................“Employee”3

1.19.............................................................................................................................................“Employer”4

1.20.........................................................................................................................................“Entry Date”4

1.21.............................................................................................................................................................“ERISA”4

1.22...........................................................................................................................................................“Group”4

1.23...........................................................................................................................“Hour of Service”4

1.24.........................................................................................................................“Late Retirement”5

1.25.........................................................................................................“Late Retirement Date”5

1.26.....................................................................................................................“Leased Employee”5

1.27...............................................................................................“Normal Retirement Date”5

1.28.............................................................................................“One-Year Break in Service”5

1.29.........................................................................................................................................“Participant”6

1.30.................................................................................................................................................................“Plan”6

1.31.............................................................................................................................................“Plan Year”6

1.32.....................................................................................................“Predecessor Employer”6

1.33.......................................................................“Pre-Retirement Survivor Annuity”6

1.34.............................................“Qualified Joint & One-Half Survivor Annuity”6

1.35.......................................................................................................................................................“Service”6

1.36.......................................................................................................“Social Security Benefit”6

1.37.................................................................................................“Special Early Retirement”7

1.38.................................................................................“Special Early Retirement Date”7

1.39.......................................................................................................................“Spousal Consent”7

1.40.................................................................................“Spouse” or “Surviving Spouse”7

1.41...............................................................................................“Standard Form of Benefit”7

1.42.............................................................................................................“Trust” or “Trust Fund”7

1.43.......................................................................................................................“Trust Agreement”7

1.44...........................................................................................................“Trustee” or “Trustees”7

1.45.............................................................................................................................“Year of Service”8

1.46.....................................................................................................“Year of Vesting Service”8

SECTION 2 PARTICIPATION.............................................................................................................................................8

2.1.....................................................................................Age and Service Requirements8

2.2...............................................................................................Information at Participation9

2.3.........................................................................................................Change of Classification9

2.4.......................................................................Reinstatement and Reemployment9

2.5...........................................................................................................Transferred Employees9

2.6.........................................................................................................................Joint Employment9

2.7.............................................................................................Termination of Participation10

SECTION 3 BENEFITS...................................................................................................................................................10

3.1.....................................................................................................................Retirement Benefits10

3.2...............................................................................................................................................................Vesting11

3.3...............................................................................Pre-Retirement Survivor Annuity11

3.4...............................................................................................................Limitation on Benefits12

3.5...............................................................................................................Purchase of Annuities15

3.6...........................................................................................Cessation of Benefit Accruals15

SECTION 4 CONTRIBUTIONS.......................................................................................................................................15

4.1.....................................................................................................Employer’s Contributions15

4.2.....................................................Irrevocability of Employer’s Contributions15

4.3.................................................................................................................Adjustment for Gains15

4.4.............................................................................................No Employee Contributions15

SECTION 5 DISTRIBUTIONS.........................................................................................................................................16

5.1.....................................................................................................Standard Form of Benefit16

5.2.....................................................................................................................Time of Distribution16

5.3.........................................................................Optional Forms of Benefit Payment18

5.4.........................................................................................................................................Beneficiaries19

5.5...........................................................................................Indirect Payment of Benefits20

5.6.................................................................................................................Unclaimed Payments20

5.7.............................................................................................Restrictions on Distributions20

5.8.......................................................Rehire After Termination of Employment21

5.9.......................................................................................Eligible Rollover Distributions21

5.10.............................................................................Minimum Required Distributions22

5.11.............................................................................................................HEART Act Provisions.26

5.12.....................................................................................................Single Lump Sum Option.26

SECTION 6 NOTICE AND WAIVER PROCEDURES.............................................................................................................28

6.1...................................................Qualified Joint & One-Half Survivor Annuity28

6.2.................................................................................................................Explanation of Rights28

SECTION 7 ADMINISTRATION OF THE PLAN...................................................................................................................28

7.1.........................................................................................................................Plan Administrator28

7.2.................................................................................Appointment of the Committee28

7.3...........................................................................................Responsibility of Committee29

7.4...........................................................................................................................Claims Procedure29

7.5.................................................................................................Engagement of Accountant30

7.6...............................................................................................................Limitation on Liability31

7.7.............................................................................................Agent for Service of Process31

7.8.........................................................................Delivery of Elections to Committee31

7.9...............................................................................Delivery of Notice to Participants31

7.10.......................................................................Recovery of Benefit Overpayments31

SECTION 8 MANAGEMENT OF THE TRUST FUND...........................................................................................................32

8.1.............................................................................................................................Trust Agreement32

8.2.............................................................................................Appointment of the Trustee32

8.3...............................................................................................................Investment Authority32

8.4...........................................................................................................Form of Disbursements32

8.5.................................................................................................................Expenses of the Plan32

SECTION 9 CERTAIN RIGHTS AND OBLIGATIONS OF EMPLOYERS.....................................................................................33

9.1.................................................................................Disclaimer of Employer Liability33

9.2.............................................................................Employer-Employee Relationship33

9.3.....................................................................................................Nondiscriminatory Action33

SECTION 10 NON-ALIENATION OF BENEFITS.................................................................................................................33

10.1...................................Provision with Respect to Assignment and Levy33

10.2...............................................................................................................Alternate Application33

10.3.....................................................................................................Payments to Minors, etc.34

SECTION 11 AMENDMENT AND TERMINATION OF THE PLAN.........................................................................................34

11.1.................................................................................................................................Right to Amend34

11.2.......................................................................................................................Right to Terminate34

11.3.....................................................................Allocation of Assets on Termination35

11.4.............................................................................................................................................................Merger35

11.5...............................................................................................................Appendix to the Plan35

11.6.......................................................................................Prohibition Against Diversion35

SECTION 12 MISCELLANEOUS PROVISIONS...................................................................................................................35

12.1.........................................................................................................................................Construction35

12.2...........................................................................................................................................................Exhibits36

12.3.................................................................................................................................................Execution36

12.4.................................................................................................................................Military Service36

SECTION 13 PARTICIPATION IN THE PLAN BY SUBSIDIARIES OR GROUP MEMBERS.............................................................36

13.1.................................Participation by Subsidiaries or Group Members36

13.2.............................................................Withdrawal of Participating Employers36

SECTION 14 IN EVENT PLAN BECOMES TOP-HEAVY.......................................................................................................37

14.1.......................................................................................Special Top-Heavy Definitions37

14.2.........................................................................................Special Top-Heavy Provisions38

SECTION 15 FUNDING-BASED RESTRICTIONS.................................................................................................................39

15.1Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent39

15.2Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent40

15.3...Limitations Applicable If the Plan Sponsor Is in Bankruptcy41

15.4.............Provisions Applicable After Limitations Cease to Apply41

15.5.................................................................................................................Notice Requirement42

15.6.........................Methods to Avoid or Terminate Benefit Limitations42

15.7.......................................................................................................................................Special Rules42

15.8.............................................................................................................................................Definitions45

15.9.....................................................................................................................................Effective Date45

15.10.............................................................................................................................Scrivener’s Error45

FOREWORD

Monro, Inc. maintains the Monro, Inc. Pension Plan (the “Plan”) in order to provide retirement benefits for its eligible employees, Monro, Inc.  The Plan was adopted February 1, 1972 and was formerly known as the Monro Muffler Brake, Inc. Retirement Plan.  Effective December 31, 1999, the Plan was frozen, and no further benefits have accrued under the Plan following that date.

The Plan is intended to comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and Sections 401(a) and 501(a) of the Internal Revenue Code of 1986.

This amendment and restatement of the Plan is effective January 1, 2022, except to the extent otherwise specifically provided herein.

SECTION 1 DEFINITIONS

The following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by the context.  Wherever any words are used in the singular, they shall be construed as though they were used in the plural in all appropriate cases.

“Accrued Benefit”

means the retirement benefit a Participant would receive at his or her Normal Retirement Date as determined under Section 3.1(b), multiplied by a fraction, not greater than 1, the numerator of which is the Participant’s total number of Years of Service as of the date of determination and the denominator of which is the aggregate number of Years of Service the Participant would have accumulated if he or she had continued his or her employment until the earlier of his or her (a) Special Early Retirement Date or (b) Normal Retirement Date.

“Actuarial Equivalent”

with respect to a benefit means a benefit of equivalent value when computed on the basis of the actuarial assumptions indicated in the applicable Exhibit to the Plan.

“Annuity Starting Date”

means the first day of the first period for which an amount is paid as an annuity or any other form.

“Appropriate Form”

means the written form provided or prescribed by the Committee for the particular purpose.

“Average Monthly Compensation”

means the Compensation paid by the Company to a Participant during those last ten consecutive Plan Years prior to the Plan Year in which the Participant’s retirement occurs, divided by the number of Plan Years times 12.  If a Participant has less than 10 full consecutive Plan Years from his or her date of employment to his or her date of termination, his or her Average Monthly Compensation will be the Compensation paid by the Company to a participant during the most recently completed full Plan Years, but no more than ten, divided by the number of Plan Years times 12.

Compensation subsequent to termination of participation pursuant to Section 2.7 shall not be recognized.

“Beneficiary”

means the person(s), estate or trust designated by a Participant pursuant to Section 5.4.

“Board of Directors” or “Board”

means the Board of Directors of Monro, Inc.

“Code”

means the Internal Revenue Code of 1986 as amended from time to time.  Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

“Committee”

means the administrative committee appointed by the Board to manage and administer the Plan in accordance with the provisions of Section 7 hereof.

“Company”

means Monro, Inc. and any successor to such corporation by merger, purchase, reorganization or otherwise.

“Compensation”

means the total wages, salaries or other cash payments paid by the Employer, during the Plan Year, including the amount of any payments directly made by the Company to an Employee for non-work related sickness or disability for up to the first 90 days of such sickness or disability, and the amount of any reductions in the Participant’s otherwise payable compensation attributable to any “cafeteria plan” maintained by an Employer under Code Section 125, and excluding the following:

(a)

the amount of any payment (including any amount paid by an employer for insurance or annuities, or into a fund, to provide for any such payment) made to, or on behalf of, an employee or any of his or her dependents under a plan or system established by an employer which makes provision for his or her employees generally (or for his or her employees generally and their dependents) or for a class or classes of his or her employees (or for a class or classes of his or her employees and their dependents), on account of (i) sickness or accident disability which are received under a workers’ compensation law, or (ii) medical or hospitalization expenses in connection with sickness or accident disability, or (iii) death, except that this paragraph does not apply to a payment for group term life insurance to the extent that such payment is includible in the gross income of the employee,

(b)

any payment on account of sickness or accident disability, or medical or hospitalization expenses in connection with sickness or accident disability, made by an employer to, or on behalf of, an employee after the expiration of 6 calendar months following the last calendar month in which the employee worked for such employer,

(c)

the payment by an employer (without deduction from the remuneration of the employee) (i) of the tax imposed upon an employee under Code Section 3101, or (ii) of any payment required from an employee under a State unemployment compensation law,

(d)	imputed income,
(e)	reimbursed expenses,
(f)

any contributions or benefits arising in connection with this Plan or in connection with any other employee benefit or welfare plan of the Company (except as otherwise noted elsewhere in this Section 1.11).

(g)

any payment made by an Employer to an Employee, if at the time such payment is made such Employee is entitled to disability insurance benefits under Section 223(a) of the Social Security Act and such entitlement commenced prior to the calendar year in which such payment is made, and if such employee did not perform any services for such employer during the period for which such payment is made; and

(h)	such other payments as determined by the Committee under uniform rules applicable to all Employees similarly situated.

The Compensation of a Participant for a Plan Year shall not exceed the lesser of $100,000, or the dollar limit set forth in Section 401(a)(17) of the Code, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

“Direct Rollover”

means a payment by the Plan to the Eligible Retirement Plan specified by the Employee, former Employee, Spouse or Surviving Spouse.

“Early Retirement”

means retirement of a Participant after age 55 but before age 65 provided that the Participant has at least 10 Years of Vesting Service at the time of retirement.

“Early Retirement Date”

means the date prior to Normal Retirement Date on which a Participant’s retirement benefit payments commence, which date shall be the first day of the month coincident with or next following the date on which a Participant commences Early Retirement, or such later date (prior to Normal Retirement Date) as the Participant shall select.

“Effective Date”

means February 1, 1972.  The Effective Date for this restatement can be found in the Foreword of the Plan.  For any Employer (as defined in Section 1.19) added subsequent to the date of this restatement, Effective Date means the date on which such addition took place.

“Eligible Employee”

means an Employee who has attained age 21 and who has completed his or her “Eligibility Service” (as defined below).  An Eligible Employee shall participate in the Plan as set forth in Section 2.1.

The term “Eligible Employee” shall not include (a) an Employee who is represented by any collective bargaining agent, or included in any collective bargaining unit, recognized by the Company unless and until such Company and the collective bargaining agent agree that the Plan shall apply to such unit (provided that employee benefits have been the subject of good faith bargaining); (b) a leased employee as defined in Code Section 414(n)(2); or (c) any person engaged by the Employer as an “independent contractor,” even if it should later be determined by a governmental agency for some other purpose that such person is or was an “employee.”

An Employee shall have completed his or her “Eligibility Service” upon the first anniversary of his or her date of hire if he or she completed 1,000 or more Hours of Service during the 12‑month period ending on such anniversary date.  Subsequent Eligibility Service shall be measured by the completion of 1,000 or more Hours of Service during a Plan Year beginning with the Plan Year that commences during such period or in any subsequent Plan Year.

Service with a Group member shall be treated as employment with the Employer solely for purposes of determining eligibility for participation in the Plan.

“Eligible Retirement Plan”

means a Plan described in Section 5.9(b)(ii) of the Plan.

“Employee”

means any person employed by the Employer or a member of the Group but does not include any person whose relationship to the Employer under common law is that of an independent contractor.  To the extent provided by Section 1.26, the term Employee also shall include a Leased Employee.

“Employer”

means the Company and any subsidiary or affiliated entity which, with the approval of the Board and subject to such conditions as the Board may impose, adopts this Plan, and any successor or successors of any of them.  If a subsidiary of the Company or a Group member adopts the Plan pursuant to Section 13.1, it shall be deemed the Employer with respect to its employees.

“Entry Date”

means either April 1st or October 1st of any Plan Year.

“ERISA”

means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.  Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

“Group”

means the Employer and any other company which is related to the Employer as a member of a controlled group of corporations (as defined in Code Section 414(b)); as a trade or business under common control (as defined in Code Section 404(c)); any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).  In determining the period of employment of an Employee, each such other employer shall be treated as a member of the Group only for such period or periods during which it is actually a Group member.

“Hour of Service”

means:

(a)	Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties as an Employee by an Employer or by a Group member;
(b)

Each hour for which an Employee is directly or indirectly paid, or entitled to payment by an Employer or by a Group member for reasons (such as vacation, sickness or disability) other than for the performance of duties, but counting as Hours of Service no more than 501 of such hours during any single continuous period during which no duties are performed; and

(c)

In the case of a family and medical leave of absence, a Participant shall be credited, to the extent required by the Family and Medical Leave Act of 1993, for purposes of eligibility for participation and vesting, with the total number of Hours of Service he or she would have worked had he or she not been on a family and medical leave of absence; and

(d)	Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer or by a Group member.
(e)

In the event that an Employee is compensated on other than an hourly basis, the Employee shall be deemed to have completed 40 Hours of Service for each full week of employment, prorated on a daily basis.  A Participant shall be deemed to have completed 40 Hours of Service for each full week of leave of absence approved for military service.

The same Hours of Service shall not be credited both under paragraphs (a) and (b) above, as the case may be, and paragraph (c) above, and each hour credited to an Employee under paragraphs (a), (b), or (c) above shall be credited in accordance with the U.S. Department of Labor’s Regulations Section 2530.200b‑2(b) and (c), which hereby are incorporated by reference.

“Late Retirement”

means the continued employment of an Active Participant after his or her Normal Retirement Date.

“Late Retirement Date”

means the first day of the month coincident with or next following the actual retirement of a Participant who has been on Late Retirement.

“Leased Employee”

means a person (other than an Employee of the Employer or an affiliate) who pursuant to an agreement between the Employer or an affiliate and any other person (“leasing organization”) has performed services for the Employer, its affiliates or related persons (determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis (as defined for purposes of Section 414(n) of the Code) for a period of at least one year, and such services are performed under primary direction or control by the Employer or an affiliate.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer or an affiliate shall be treated as provided by the Employer or an affiliate.

A Leased Employee shall not be considered an Employee of the Employer or an affiliate if: (a) such employee is covered by a money purchase pension plan providing:  (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(g)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer or an affiliate’s non-highly compensated workforce.

“Normal Retirement Date”

means the first day of the month coincident with or next following the Participant’s 65th birthday.

“One-Year Break in Service”

means a Plan Year during which an Employee completes no more than 500 Hours of Service.  Hours of Service shall be recognized for a “permitted leave of absence” or a “maternity or paternity leave of absence” solely for purposes of determining whether a Participant has incurred a One-Year Break in Service.

Any period during which an Employee is absent from work on a family and medical leave of absence shall not constitute a period of severance to the extent required by the Family and Medical Leave Act of 1993.

To the extent required by the Family and Medical Leave Act of 1993, Years of Service credited for a family and medical leave of absence shall be that which would normally have been credited but for such absence and shall be credited solely for purposes of eligibility to participate, vesting and changes in the provisions of the Plan.

A “permitted leave of absence” means an unpaid, temporary cessation from active employment with the Employer or a Group member pursuant to a nondiscriminatory policy established by the Committee.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if such credit is necessary to prevent the Employee from incurring a One-Year Break in Service, or, in any other case, in the immediately following Plan Year.  The Hours of Service credited for a “maternity or paternity leave of absence” shall” be those which would normally have been credited but for such absence, or, in any case which the Committee is unable to determine such hours normally credited, eight Hours of Service per day.  No more than 501 Hours of Service shall be credited for any maternity or paternity leave of absence.

“Participant”

means any person participating in the Plan in accordance with the provisions of Section 2.  “Active Participant” means a Participant who is working for an Employer and who completes at least 1,000 Hours of Service for his or her Employer(s) during a given Plan Year.

“Plan”

means the Monro, Inc. Pension Plan as herein set forth, or as it may be amended from time to time.

“Plan Year”

means each 12 consecutive month period beginning on April 1 and ending on March 31.

“Predecessor Employer”

means a firm absorbed by the Company through a change of name, merger, acquisition or a change of corporate status, or a firm of which the company was once a part.

“Pre-Retirement Survivor Annuity”

means the annuity described in Section 3.3.

“Qualified Joint & One-Half Survivor Annuity”

means an annuity payable for the life of a Participant (which is the Actuarial Equivalent of the Standard Form of Benefit for an unmarried Participant) with an annuity payable for life continuing, after the Participant’s death, to his or her Spouse.  The amount continued to the Spouse shall be one-half of the amount payable to the Participant.

“Service”

means employment with an Employer or Group member.

“Social Security Benefit”

means the monthly amount available at age 65 to a Participant, as his or her Old-Age Insurance Benefit (excluding any benefit available on behalf of a spouse or other dependent) under the provisions of Title 11 of the Federal Social Security Act in effect on the earlier of age 65 or the date of his or her termination of employment with his or her Employer, whether or not such amount is actually paid without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment provided that if the Participant retires prior to his or her Social Security Retirement Age, his or her Social Security Benefit shall be estimated assuming the last full calendar years Compensation continues until he or she attains the Social Security Retirement Age.  If a Participant terminates employment prior to age 55 and is eligible for a deferred vested benefit, the Social Security Benefit shall be estimated assuming the last full calendar years Compensation continues until his or her Social Security Retirement Age.  Such amount shall be determined in accordance with uniform rules adopted by the Committee, and the fact that a Participant does not actually receive such amounts because of a failure to apply or continuance of employment or for any other reasons shall be disregarded.

“Special Early Retirement”

means retirement of a Participant after age 60 but before age 65, provided that the Participant has at least 20 Years of Vesting Service at the time of retirement.

“Special Early Retirement Date”

means the date prior to Normal Retirement Date on which a Participant’s retirement benefit payments commence, which date shall be the first day of the month coincident with or next following the date on which a Participant commences Special Early Retirement, or such later date (prior to Normal Retirement Date) as the Participant shall select.

“Spousal Consent”

means written consent by the Participant’s Spouse to an election, designation of Beneficiary, or similar action by the Participant, which consent acknowledges the effect of such election, designation or action and is witnessed by a notary public; or “deemed consent” in which the Committee is satisfied that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances which may be provided by applicable law.

Any consent or deemed consent with respect to a Spouse which satisfies these requirements shall be effective only with respect to such Spouse and may not be revoked by such Spouse with respect to the election, designation or other action to which such consent pertains.

Any consent of the Spouse to a waiver of the Qualified Joint & One-Half Survivor Annuity also must consent to the election of the Participant to the form of payment selected, and any waiver of the Qualified Joint & One-Half Survivor Annuity also must provide for the consent of the Spouse to the designation of Beneficiary if the primary Beneficiary is anyone other than the Spouse.

“Spouse” or “Surviving Spouse”

means a person to whom a Participant is married under applicable law. Effective June 26, 2013, the term “Spouse” or “Surviving Spouse’’ includes an individual married to a person of the same sex if the individuals are lawfully married under state law. A marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex will be recognized even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages. The term “spouse” or “surviving spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, and the term “marriage” does not include such formal relationships. For purposes of this Section, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages. To the extent provided under a qualified domestic relations order as defined in Code Section 414(p), the term shall include a former spouse.

“Standard Form of Benefit”

means the form of retirement benefit specified in Section 5.1.

“Trust” or “Trust Fund”

means the trust fund created by the provisions of the Plan which set forth the terms under which the Trustees shall hold and administer the assets of the Plan.

“Trust Agreement”

means the agreement entered into between the Company and the Trustee as provided for in Section 8, as the same is amended from time to time.

“Trustee” or “Trustees”

means the person or persons who are selected by the Board of Directors who may at any time be acting as a Trustee or Trustees under the Plan.

“Year of Service”

means any Plan Year, whether before or after the Effective Date, during which an Employee completes at least 1,000 Hours of Service.

Service with a Group member shall be treated as employment with the Employer solely for purposes of determining Years of Service under this Plan.

A Participant who is on a leave of absence with the Armed Forces of the United States, shall accrue Years of Service while on such leave of absence, and if such Participant does not return to active employment with an Employer within the time limit required to retain his or her reemployment rights under the applicable Federal laws, the Participant shall be considered to have terminated employment as of the beginning of the period in which he or she incurs a One‑Year Break in Service.

For purposes of Section 3.1(b)(ii), Years of Service with a Predecessor Employer shall be included as Service with the Employer.  Such predecessor service shall be includible as Years of Service only if the service was continued without interruption with the Employer.  Predecessor service performed as a sole-proprietor or partner shall be excluded.  This service shall be included only to the extent that such inclusion does not result in a duplication of benefits by reason of being covered under any other separate non-governmental pension or profit sharing plan to which the Employer contributes.

“Year of Vesting Service”

means any Plan Year during which an Employee completes at least 1,000 Hours of Service.

Service with a Group member shall be treated as employment with the Employer solely for purposes of determining Years of Service under this Plan.

A Participant who is on a leave of absence with the Armed Forces of the United States, shall accrued Years of Vesting Service while on such leave of absence, and if such Participant does not return to active employment with an Employer within the time limit required to retain his or her reemployment rights under the applicable Federal laws, the Participant shall be considered to have terminated employment as of the beginning of the period in which he or she incurs a One-Year Break in Service.

In the case of a Participant who does not have any vested right to an Accrued Benefit, any Years of Service completed before he or she incurs a One-Year Break in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds five (5).  Years of Service completed before a given One-Year Break in Service shall not include any Year of Service that need not be taken into account because of a prior One-Year Break in Service.

In the case of a Participant who incurs a One-Year Break in Service, Years of Service before the Break in Service shall not be required to be taken into account until he or she has completed a Year of Service after his or her return to employment.

SECTION 2 PARTICIPATION
2.1	Age and Service Requirements

An Employee shall become a Participant on the Entry Date coincident with or next following the date on which he or she becomes an Eligible Employee.

For the purpose of this Section 2.1, an Employee’s Service shall commence on the date on which the Employee first performs an Hour of Service.

Notwithstanding any other provision in the Plan, no Participant shall accrue any additional benefit under the Plan for services rendered or compensation earned on or after September 30, 1999, and no Employee shall become a Participant in the Plan on or after such date.

2.2	Information at Participation

Upon becoming a Participant, an Employee shall provide any information necessary for purposes of administering the Plan that may be requested by the Committee.

2.3	Change of Classification

In the event that an Employee becomes an Eligible Employee, such Eligible Employee will become a Participant of this Plan, subject to the provisions of Section 2.1.  Upon becoming a Participant, he or she will be granted Years of Vesting Service under the Plan from the date on which he or she became an Employee of the Employer.

If a Participant ceases to be an Eligible Employee but continues as an Employee of the Employer or a Group member, he or she will continue to earn Years of Service.

2.4	Reinstatement and Reemployment

A Participant who incurs a One-Year Break in Service and then is reinstated or reemployed shall reenter this Plan upon completion of a Year of Service after his or her reinstatement or reemployment, retroactive to the date of reinstatement or reemployment.  However, such Participant shall not be granted Years of Service for the period of employment prior to the break if (a) such Participant had previously acquired no vested rights under this Plan and (b) the number of the Participant’s consecutive One-Year Breaks in Service equals or exceeds the greater of (i) 5 or (ii) his or her Years of Service prior to the break in Service.

Any (non-Participant) Employee who terminates employment and is reemployed prior to incurring a One-Year Break in Service shall be treated, for purposes of this Plan, as though he or she never terminated employment.  Such an Employee shall become a Participant as of the Entry Date coincident with or next following his or her reemployment date.

Any person who was a Participant in the Plan at the time of his or her termination, and who did not incur a One-Year Break in Service, shall immediately re-enter the Plan and shall continue to vest (starting at the same point in the vesting schedule at which he or she left oft) in both his or her pre-termination and post-termination Accrued Benefit.

2.5	Transferred Employees

In the event that an Active Participant transfers to the employment of another Employer participating in this Plan, he or she shall not be deemed to have terminated his or her participation in this Plan, but shall continue to accrue Years of Service.

2.6	Joint Employment

Any Employee employed by more than one Employer shall be considered to be an Employee of each such Employer for purposes of eligibility for participation in the Plan and benefit accrual under the Plan.  However, if an Employee is employed by 2 or more Employers at the same time, his or her periods of joint employment shall not create more than one period of time for the purposes of determining Years of Service or Years of Vesting Service under this Plan.  His or her Compensation from all Employers shall be aggregated for purposes of determining his or her benefit, and the cost of such benefit shall be shared ratably by his or her Employers.

2.7	Termination of Participation

Participation in the Plan shall cease (a) when a Participant dies, or (b) if a Participant incurs a One-Year Break in Service before he or she has acquired any vested interest in his or her Accrued Benefit, or (c) if a Participant receives a lump sum distribution of the Actuarial Equivalent of his or her vested benefit, provided he or she is not then accruing benefits hereunder or (d) if a Participant receives a distribution of the Actuarial Equivalent of his or her vested benefit in the form of an annuity contract purchased on his or her behalf by the Trustees provided he or she is not then accruing benefits hereunder.

SECTION 3 BENEFITS
3.1	Retirement Benefits

(a)

Right to Benefit.  A Participant who reaches his or her Normal Retirement Date while in the employ of the Employer or a Group member shall have a nonforfeitable right to 100% of his or her Accrued Benefit.

(b)

Amount of Retirement Benefit.  Subject to the limits set forth herein, including the limits of Section 3.6, the monthly normal retirement benefit payable to an Employee eligible therefore and commencing on his or her Normal Retirement Date shall be equal to the product of (i) and (ii) below:

(i)	an amount equal to 45% of his or her Average Monthly Compensation, reduced by 45% of his or her Social Security Benefit; and
(ii)

a fraction, not greater than 1, the numerator of which is the Participant’s total number of Years of Service commencing with his or her date of hire and continues as if he or she remains an Employee until his or her Normal Retirement Date and the denominator of which is 10.

(c)

Early Retirement.  The amount in the Standard Form of Benefit payable for Early Retirement will be the Accrued Benefit determined at the date on which the Participant’s Service ceases, reduced, however, for early commencement in accordance with Section 5.2(g).

(d)

Special Early Retirement.  The amount in the Standard Form of Benefit payable for Special Early Retirement will be the Accrued Benefit determined at the date on which the Participant’s Service ceases, unreduced for early commencement.

(e)

Late Retirement.  A Participant may continue working after his or her Normal Retirement Date, but no retirement benefit shall be paid until the earlier of (i) the date the Participant elects to commence retirement benefits following his or her Normal Retirement Date, (ii) the date the Participant actually retires, or (iii) the April 1 following the calendar year in which the Participant attains age 72 (age 70½, if the Participant was born before July 1, 1949). The amount in the Standard Form of Benefit payable to a Participant who retires on his or her Late Retirement Date shall be equal to the amount determined under Section 3.1(b) as of the date on which the Participant’s Service ceases, adjusted for late commencement in accordance with Section 5.2(h).

(f)

Termination of Employment.  If a Participant’s employment with an Employer terminates for any reason other than retirement or death, the Participant shall be entitled to receive a benefit equal to his or her vested Accrued Benefit.  Except as provided in Sections 5.2(b),  (g) or (j), this benefit shall become payable at the Participant’s Normal Retirement Date.

3.2	Vesting

A Participant who has completed at least 5 Years of Vesting Service shall be 100% vested in his or her Accrued Benefit.

Any Participant who reaches age 65 or satisfies the requirements for Early Retirement, whichever is earlier, while in the employ of the Employer shall be 100% vested in his or her Accrued Benefit.

If a Participant’s employment with the Employer terminates for any reason other than retirement, the Participant shall be entitled to receive a benefit equal to his or her vested Accrued Benefit.  Except as provided in Sections 5.2(b),  (g) or (j), this benefit shall become payable at the Participant’s Normal Retirement Date.

Any Participant who has completed fewer than 5 Years of Vesting Service and has incurred a One-Year Break in Service shall not be vested in his or her Accrued Benefit and such Participant’s Accrued Benefit shall be forfeited when such Participant has incurred the 5th consecutive One-Year Break in Service.

3.3	Pre-Retirement Survivor Annuity
(a)	In General

Subject to the conditions set forth in this Section 3.3, if a married Participant with a vested right to an Accrued Benefit under Section 3 should die before his or her Annuity Starting Date, a Pre-Retirement Survivor Annuity, determined in accordance with paragraph (c) below, shall be payable to the Participant’s Spouse, except to the extent otherwise provided in Section 1.40 with respect to Qualified Domestic Relations Orders.

There shall be no pre-retirement survivor benefit payable on behalf of a Participant who is either (i) unmarried or (ii) not vested in his or her Accrued Benefit, should he or she die before his or her Annuity Starting Date.

(b)	Amount of Pre-Retirement Survivor Annuity
(i)

If the Participant’s death occurs after he or she would have been eligible for Early Retirement, Pre-Retirement Survivor Annuity benefits shall be payable to the Participant’s Spouse, commencing with the month following the month of the Participant’s death and continuing for the then remaining lifetime of the Spouse, in an amount equal to 50% of the amount of benefit which would have been payable to the Participant if he or she had retired on the day before his or her death and retirement benefit payments had then commenced (reduced under Section 5.2(g) to reflect early commencement), in the form of a Qualified Joint & One-Half Survivor Annuity.

(ii)

If the Participant’s death occurs on or before the date he or she was eligible for Early Retirement, Pre-Retirement Survivor Annuity benefits shall be payable to the Participant’s Spouse, commencing with the month in which the Participant would have first been eligible for Early Retirement had the Participant survived, and continuing for the then remaining lifetime of the Spouse, in an amount equal to 50% of the amount of retirement benefit which would have been payable to the Participant if he or she had separated from Service on the date of his or her death (or date of separation from Service, if earlier), survived to the date the Participant would have been eligible for Early Retirement, retired and had retirement benefit payments commence (reduced under Section 5.2(g) to reflect early commencement) in the form of a Qualified Joint & One-Half Survivor Annuity, and died on the day after the date the Participant would have been first eligible for Early Retirement.

(iii)

Notwithstanding the foregoing, the Participant’s Spouse may delay commencement of the Pre-Retirement Survivor Annuity benefits until December 31 of the calendar year in which the Participant would have attained age 70½. A Spouse that has not requested the benefit on the date specified in clause (i) or (ii), as applicable, shall be deemed to have elected to defer commencement of the Pre-Retirement Survivor Annuity by no later than the earlier of (A) the December 31 of the calendar year in which the Participant would have attained age 70½ or (B) April 1, 2023.

(c)	Claim for Benefits

Subject to subsection (d), the Spouse may elect to defer commencement of the Pre-Retirement Survivor Annuity to no later than the date the Participant would have been eligible for Normal Retirement.

The Spouse must file a claim for benefits before payment of benefits will commence.  The claim for benefits shall be in writing, in such form as the Committee shall designate, and shall include certifications as to the death of the Participant, the dates of birth of the Participant and of the Spouse, the date of marriage, and such other information as the Committee deems necessary.

(d)	Lump Sum Payment

If the Actuarial Equivalent value of a Pre-Retirement Survivor Annuity is $5,000 (or such greater amount as is permissible under Code Section 411(a)(11)) or less, payment to the Spouse shall be made in a lump sum as soon as practicable following the Participant’s death.

3.4	Limitation on Benefits
(a)

Notwithstanding any provision in the Plan to the contrary, the Plan shall comply with the requirements of Code Section 415, and the Plan hereby incorporates by reference the rules and limitations of Code Section 415. The maximum annual benefit (i.e., the benefit computed under Section 6) payable under this Plan and all other defined benefit plans of the Employer shall be limited to the maximum amounts permitted under Code Section 415.  In general, Section 415 limits a Participant’s annual benefit to the lesser of $160,000 or the Participant’s average annual compensation during the three consecutive Years of Service affording the highest such average, or during all years if less than three; provided that if the Participant has not completed ten years of participation, such maximum annual benefit shall be reduced in the ratio which the number of years of participation bears to ten.  The maximum dollar limitation shall be adjusted in accordance with cost of living increases in the amount determined by the Commissioner of Internal Revenue.

(b)

If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required).  The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the applicable mortality table under Section 1.2, and (ii) the defined benefit dollar limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of Code section 415.  No adjustment shall be made to the defined benefit dollar limitation to reflect the probability of a Participant’s death between the age at which benefits commence and age 62.

(c)

If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65

(adjusted under (a) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate and the applicable mortality table under Section 1.2, and (ii) the defined benefit dollar limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date to the annual amount of the immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of Code Section 415.  No adjustment shall be made to the defined benefit dollar limitation to reflect the probability of a Participant’s death between age 65 and the age at which benefits commence.

(d)	Notwithstanding the foregoing, the benefit otherwise accrued or payable to a Participant under this Plan shall be deemed not to exceed the limitations under this Section if:
(i)

the Participant’s annual benefit does not exceed $10,000 multiplied by a fraction, (A) the numerator of which is the number of years (or part thereof) of participation in the Plan and (B) the denominator of which is 10; and

(ii)	the Participant had not at any time participated in a defined contribution plan maintained by the Employer.
(e)

For purposes of this Section, a Participant’s compensation means the total remuneration paid to the Participant by the Employer during the Plan Year for personal services actually rendered including pre-tax salary reduction contributions to any Code Section 401(k), 125 or 132(f)(4) plan or arrangement, but excluding Employer contributions to this Plan or any other plan of deferred compensation, amounts realized upon the exercise of stock options or the lifting of restrictions on restricted stock.  Compensation also includes payments made within 2½ months after severance from employment or if later, the end of the limitation year during which the severance occurred, if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer, such as overtime, commissions, bonuses, and other similar compensation.  Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment or within the appropriate limitation year; except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.  Compensation does not include amounts that exceed the Code Section 401(a)(17) limit.

(f)	For purposes of adjusting the annual benefit to a straight life annuity, the following provisions shall apply:
(i)

In the case of forms of benefit which are subject to Code Section 417(e)(3), with respect to Plan Years beginning in 2004 and 2005, for purposes of adjusting the annual benefit to a straight life annuity, if the annual benefit is paid in any form other than a non-decreasing life annuity payable for a period not less than the life of a Participant or, in the case of a pre-retirement survivor annuity, the life of the Surviving Spouse, then the equivalent annual benefit shall be the greater of: (A) the equivalent annual benefit computed using the interest rate and mortality table specified in Section 1.2, and (B) the equivalent annual benefit computed using 5.5% and the mortality table specified in Section 1.2.

For Plan Years beginning January 1, 2006 and later, notwithstanding any provision in the Plan to the contrary with respect to the Code section 415 limit, the actuarially equivalent straight life annuity benefit is the greatest of (A), (B) or (C) below:

(A)	the annual amount of the straight life annuity, commencing at the annuity starting date computed using a 5.5% interest rate and the applicable mortality table under Code Section 417(e),
(B)

the annual amount of the straight life annuity, commencing at the annuity starting date computed using the applicable interest rate and applicable mortality table under Code Section 417(e), divided by 1.05, or

(C)	the annual amount of the straight life annuity, commencing at the annuity starting date computed using the interest rate and mortality table specified in Section 1.2 of the Plan.
(ii)

In the case of forms of benefit which are not subject to Code Section 417(e)(3), the equivalent annual benefit is equal to the greater of (A) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant’s form of benefit; and (B) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a five percent interest rate assumption and the applicable mortality table specified in Section 1.2 of the Plan for that annuity starting date.

Purchase of Annuities

.  The Committee may from time to time direct the Trustee to provide the benefits due to a particular Participant or Beneficiary through the purchase of annuity contracts or otherwise.

Cessation of Benefit Accruals

.  Notwithstanding any other provision in the Plan, no Participant shall accrue any additional benefit under the Plan for services rendered or compensation earned on or after September 30, 1999 and no Employee shall become a Participant in the Plan on or after such date.

SECTION 4 CONTRIBUTIONS
Employer’s Contributions

.  The Contributions of each Employer shall be payable at such intervals and in such amounts as may be directed by the Employer.

Irrevocability of Employer’s Contributions

.  Contributions made by an Employer shall be irrevocable and shall be held by the Trustees in accordance with the provisions of Section 8, except as specifically provided in this Section 4.2.  In the case of a contribution made by an Employer which is made by a mistake of fact, the contribution shall be returned to the Employer within 1 year of the date on which it was made.  Any earnings attributable to a contribution made by a mistake of fact shall remain in the Trust Fund; any losses shall be deducted from the amount to be returned to the Employer.

In the case of a contribution conditioned upon deductibility by the Employer under Code Section 404, the contribution shall be returned to the Employer, to the extent that the contribution is disallowed, within 1 year of the disallowance.  All contributions hereunder are conditioned upon their deductibility.

If an Employer contribution is conditioned upon initial qualification of the Plan under Code Section 401(a), and if the Plan does not so qualify (and provided that the application for determination relating to initial qualification is filed by the due date of the Employer’s return for the taxable year in which the Plan was adopted), then this Section shall not prohibit the return of such contribution to the Employer within one year after the date of denial of qualification of the Plan.

Adjustment for Gains

.  Actuarial gains, including forfeitures and dividends, to the extent that they exceed actuarial losses, will be used to reduce future contributions to the Plan by the Employers and shall not be applied to increase the benefits any Employee would otherwise receive under the Plan.

No Employee Contributions

.  Employees shall not be permitted to contribute to the Plan.

SECTION 5 DISTRIBUTIONS
5.1	Standard Form of Benefit
(a)	The Standard Form of Benefit for an unmarried Participant (or a married Participant who has waived the Qualified Joint & One-Half Survivor Annuity pursuant to Section 6) is a life annuity.
(b)

In the event that a Participant has a Spouse on the date on which his or her retirement benefit payments are to commence, the Standard Form of Benefit shall be a Qualified Joint & One-Half Survivor Annuity that is the Actuarial Equivalent of the Standard Form of Benefit under (a) above, unless the Participant has elected, in accordance with Section 6, prior to the Annuity Starting Date, not to receive his or her retirement benefit in the form of a Qualified Joint & One-Half Survivor Annuity.

5.2	Time of Distribution
(a)

In General.  Retirement benefit payments shall commence on a Participant’s Normal Retirement Date, or on a Participant’s Early Retirement Date, Special Early Retirement or Late Retirement Date, whichever is applicable.

(b)

Cashouts.  Notwithstanding any other provision of the Plan, if a Participant has terminated employment and the present value of his Accrued Benefit under this Plan is $5,000 or less, this present value shall be distributed under the terms of this Section 5.2(b) in lieu of all benefits to which the Participant is otherwise entitled under this Plan.  If the present value of a Participant’s nonforfeitable Accrued Benefit is more than $1,000 but $5,000 or less, and he fails to elect to have his benefit paid in cash or transferred to an IRA of his own designation, his entire nonforfeitable Accrued Benefit shall be paid automatically to a rollover IRA of the Company’s designation.  If a Participant terminates participation in the Plan at a time when the present value of his nonforfeitable Accrued Benefit attributable to Company contributions is $1,000 or less, the present value of his entire nonforfeitable Accrued Benefit shall be paid to him automatically in cash.

(c)

Rollover Distributions.  Notwithstanding any provisions to the contrary, an Employee, former Employee, Spouse or Surviving Spouse who is entitled to benefits under the Plan may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Employee, former Employee, Spouse or Surviving Spouse in a Direct Rollover.

(d)	Required Annuity Starting Date. In no event shall a Participant’s Annuity Starting Date be later than the earlier of (i) or (ii) below:
(i)	except as provided in Section 5.2(j), the 60th day after the close of the Plan Year in which the latest occurs:
(A)	the Participant reaches Normal Retirement Date;
(B)	the Participant’s Service terminates; or
(C)	the Participant’s 10th anniversary of Plan participation.
(ii)

the later of April 1 of the calendar year following the calendar year in which the Participant attains age 72 (70½ if the Participant was born before July 1, 1949) or retires, except that for a 5-percent owner the date shall be the April 1 of the calendar year following the calendar year in which the Participant attains age 72 (70½ if the Participant was born before July 1, 1949).

(e)

Payments While in Service.  Any benefits payable under the provisions of this Section prior to the Participant’s termination of Service shall be based on the Actuarial Equivalent of the Participant’s vested Accrued Benefit as of the end of the Plan Year preceding the date of payment, and shall be redetermined as of the first day of each subsequent Plan Year, taking into account any additional accruals.

(f)	Frequency of Payments. Retirement benefit payments shall be made monthly, in installments of 1/12 the annual amount.
(g)	Early or Special Early Retirement
(i)	The amount of benefit (as specified in Section 3.1(c)) payable for Early Retirement shall be either:
(A)

The Accrued Benefit, commencing at age 65, based on the Participant’s Average Monthly Compensation and Years of Service at the Participant’s termination of employment and the Plan provisions in effect at such date, or

(B)

The Accrued Benefit, commencing at the optional Early Retirement Date, based on the Participant’s Average Monthly Compensation and Years of Service up to his or her actual termination of employment and the Plan provisions in effect at such date, but reduced as follows:

(1)

For Participants electing to commence early retirement before age 65 but at or after age 60, the normal retirement benefit shall be reduced by 1/15 for each year by which the Participant’s actual retirement precedes his or her Normal Retirement Date, and

(2)

For Participant’s electing to commence early retirement before age 60, the normal retirement benefit shall be further reduced by 1/30 for each year by which the Participant’s actual retirement date precedes the date of his or her 60th birthday.

The reductions shown above shall be prorated for a partial year.

(ii)

The amount of benefit (as specified in Section 3.1(d)) payable for Special Early Retirement shall be retirement benefit payments commencing at either age 65 or the optional Special Early Retirement Date, based on the Participant’s Average Monthly Compensation and Years of Service at the Participant’s termination of employment and the Plan provisions in effect at such date unreduced for early commencement.

If a Participant satisfies the service requirement for Early Retirement or Special Early Retirement at the time his or her employment terminates, and if the Participant subsequently attains the age at which he or she would have been eligible for Early Retirement or Special Early Retirement if his or her employment had not terminated, the Participant may elect to receive benefit payments commencing on the first day of any month after he or she attains such age.  The benefit payable shall be determined as set forth in the preceding paragraph.

(h)

Late Retirement.  The amount of benefit (as specified in Section 3.1(e)) payable for Late Retirement shall be the normal retirement benefit payments commencing at age 65 based on the Participant’s Average Monthly Compensation and Years of Service at his or her Normal Retirement Date and the Plan provisions in effect at such date multiplied by the factor set forth in the table below for late commencement.

NUMBER OF YEARS LATE	FACTOR
RETIREMENT DATE FOLLOWS
NORMAL RETIREMENT DATE
1	1.06
2	1.12
3	1.19
4	1.26
5	1.34
6	1.42
7	1.50
8	1.58
9	1.67
10	1.76

The above factors shall be prorated for a partial year (counting a partial month as a complete month).

(i)

Reemployment.  A Participant who has commenced receiving Plan benefits and is subsequently reemployed by the Employer shall continue receiving benefits from this Plan during his or her period of employment with the Employer.

(j)

Deferred Payment Commencement.  Notwithstanding any other provision of the Plan, effective before April 1, 2023, a Participant who terminates employment with a vested Accrued Benefit and attained his or her Normal Retirement Age before April 1, 2023 may elect to commence his or her retirement benefit after his or her Normal or Late Retirement Date (as applicable) but no later than the earlier of (i) his or her Required Beginning Date specified in Section 5.2(d)(ii), or (ii) April 1, 2023.  A Participant described in the preceding sentence who upon his termination of employment has not made any election to commence his or her benefit, is deemed to have elected to defer commencement of the retirement benefit to a later date.  The amount of the benefit payable after Normal Retirement Date in accordance with this Section 5.2(j) shall be determined in accordance with Section 5.2(h).
5.3	Optional Forms of Benefit Payment
(a)	Elections. Subject to the provisions of Section 6, each Participant may elect to receive his or her retirement benefit in one of the optional forms specified in Section 5.3(b).

Such election shall be made on the Appropriate Form within the 180-day period ending on the Annuity Starting Date and shall require Spousal Consent, where applicable under Section 1.39.  The Committee shall provide each Participant, no less than 30 days and no more than 180 days before the Participant’s Annuity Starting Date, a retirement application form describing the normal and optional forms of benefit payments, including their relative financial effects in terms of dollars per annuity payment on the Participant.

However, if the Actuarial Equivalent value of a Participant’s retirement benefit before his or her Annuity Starting Date is $5,000 (or such greater amount as is permissible under Code Section 41l(a)(11)) or less, payment shall be made in a single sum without the consent of the Participant or the Participant’s Spouse.

A Participant may change his or her election of an optional form of benefit payment at any time prior to the Annuity Starting Date.  A Participant may revoke his or her option election at any time prior to his or her Annuity Starting Date and receive the Standard Form of Benefit.  No change may be made after the Annuity Starting Date.  However, if a Participant retires on Early Retirement or Special Early Retirement and then is reemployed and again becomes an Active Participant in the Plan, he or she shall be entitled to elect an optional form of benefit payment, or to change such an election, as if he or she had never been retired.

(b)	Optional Forms

The optional forms of benefit payment which a Participant may elect are as follows:

(i)

Joint & Survivor Option.  An annuity that is the Actuarial Equivalent of the Standard Form of Benefit and is payable for the life of a Participant, with the provision that after the Participant’s death his or her Beneficiary shall receive, for life, 100%, 75%, 66-2/3%, or 50% of the amount payable to the Participant.

(ii)

Life & Period Certain Annuity Option.  An annuity that is the Actuarial Equivalent of the Standard Form of Benefit and is payable for the life of a Participant or for a stated minimum period of years, whichever is longer, with the provision that after the Participant’s death his or her Beneficiary shall receive the balance of payments (if any) due during the stated minimum period of years.  The Participant shall select a minimum period of 5, 10 or 15 years, provided that such minimum shall not exceed the life expectancy of the Participant.

If both the Participant and his or her designated Beneficiary die before the stated minimum period of years has expired, the balance of the payments due shall be paid to the estate of the Participant, or the party or parties entitled by law to receive such payment.

If a Participant who has elected this option dies before his or her Annuity Starting Date or before his or her first benefit payment is due, his or her election shall be considered null and void.

If a Participant’s designated Beneficiary predeceases him or her, the Participant may designate another Beneficiary.  A Participant may change his or her designated Beneficiary at any time by filing a written notice of the change with the Committee, subject to Spousal Consent.

(iii)

Life Annuity Option.  An annuity that is payable for the life of a Participant.  If a Participant who has elected this option dies before his or her Annuity Starting Date and before his or her first benefit payment is due, his or her election shall be considered null and void.

5.4	Beneficiaries

Each Participant may designate on the Appropriate Form a Beneficiary or Beneficiaries to receive any payment(s) due under the Plan in the event of his or her death.  The designation of a Beneficiary other than a Participant’s Spouse must be made with Spousal Consent.  If a Participant fails to designate a Beneficiary, or if for any reason his or her designation is legally ineffective, or if no designated Beneficiaries survive to the date that a payment is due, payment shall be made to the Participant’s Spouse, if the Participant is married; otherwise, to the Participant’s estate.

A  Participant may change his or her designated Beneficiary by filing written notice of the change with the Committee.  Such a change must be made with Spousal Consent, and may be made at any time prior to the Annuity Starting Date or, with respect to optional forms of payment, at the times specified in 5.3(a) and/or 5.3(b)(ii).

5.5	Indirect Payment of Benefits

If any Participant or designated Beneficiary is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting for any payment due under this Plan, the Committee may direct that payment be made to the guardian or other legal representative of that Participant or Beneficiary, or, if there is none, to the person or institution then maintaining or having custody of that Participant or Beneficiary.  Such payments shall constitute a full discharge with respect hereto.

5.6	Unclaimed Payments

If all or any portion of the distribution payable to a Participant or Beneficiary shall remain unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after taking reasonable steps to determine the whereabouts of the Participant or Beneficiary (as established in DOL Field Assistance Bulletin 2014-01), the amount so distributable may be forfeited and used to reduce the cost of the Plan. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit, such benefit shall be reinstated without any Actuarial Adjustment. Alternatively, the Plan Administrator may take other steps, including, but not limited to, establish an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) and direct rollover of the amount so distributable into such eligible retirement plans.

5.7	Restrictions on Distributions

Any option which is available shall provide that the period over which payments are to be made to the Participant and his or her designated Beneficiary may not exceed the joint life and last survivor expectancy at actual retirement of the Participant and his or her Beneficiary; provided, however, that if the designated Beneficiary is other than the Spouse, the Participant must anticipate receiving more than 50% of the Actuarial Equivalent of his or her benefit calculated as of the date of his or her retirement.

Distributions made after the death of the Participant must be made at least as rapidly as under the method of distribution in effect prior to the Participant’s death.

Distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder and such provisions shall override any distribution options in the Plan inconsistent with Code Section 401(a)(9).

5.8	Rehire After Termination of Employment

If a Former Participant again becomes a Participant, such renewed participation shall not result in duplication of benefits.  Accordingly, if he or she has received a distribution of a vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan with interest at the rate determined under Code Section 411(c)(2)(C), compounded annually from the date of distribution to the date of repayment, before the earlier of 5 years after the first date on which he or she is subsequently re-employed or the fifth consecutive One-Year Break in Service after the distribution), his or her Normal Retirement Benefit and Accrued Benefit shall be reduced by the Actuarial Equivalent (at the date of distribution) of the present value of the Accrued Benefit as of the date of distribution.

5.9	Eligible Rollover Distributions
(a)

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	For purposes of this Section, the following terms have the meanings indicated below:
(i)

An “Eligible Rollover Distribution” is any distribution of all or any portion of the vested balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii)

An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) or 408A of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a plan described in Section 401(a) or Section 403(b) which accepts the Distributee’s eligible rollover distribution, or Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, which agrees to separately account for amounts transferred into such plan from this Plan.  In the case of an eligible rollover distribution to a non-spouse Beneficiary, an eligible retirement plan is an individual retirement account or individual retirement annuity.
(iii)

A “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

(iv)

A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.  Furthermore, the Employee’s non-spouse Beneficiary is a Distributee with regard to the interest of the non-spouse Beneficiary.

5.10	Minimum Required Distributions

The requirements of this Section 5.10 will take precedence over any inconsistent provisions elsewhere in the Plan; provided, however, that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than, or is not made or does not begin to be made by the date, required under Code Section 401(a)(9) and the Treasury Regulations issued thereunder, and shall not be construed as providing any optional form of payment that is not available under the Plan.  All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.  Notwithstanding the other provisions of this Section, other than the preceding paragraph, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(a)	Time and Manner of Distributions.
(i)	Required Beginning Date. A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(ii)

Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72 (70½ if the Participant was born before July 1, 1949), if later.

(B)

If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(D)

If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 5.10(a)(ii), other than Section 5.10(a)(ii)(A), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section 5.10(a)(ii) and subsection (d), distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 5.10(a)(ii)(D) applies, the date distributions are required to begin to the Surviving Spouse under Section 5.10(a)(ii)(A)).  If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 5.10(a)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)

Form of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections (b),  (c) and (d) of this Section.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.  Any part of the Participant’s interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(b)	Determination of Amount to Be Distributed Each Year.
(i)	General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:
(A)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;
(B)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subsection (c) or (d);
(C)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;
(D)	payments will either be non-increasing or increase only as follows:
(1)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;
(2)	to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in subsection (d) dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(3)	to provide cash refunds of employee contributions upon the Participant’s death; or
(4)	to pay increased benefits that result from a Plan amendment.
(ii)

Amount Required to Be Distributed by the Required Beginning Date.  The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 5.10(a)(ii)(A) or (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii)

Additional Accruals After First Distribution Calendar Year.  Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(c)	Requirements for Annuity Distributions That Commence During Participant’s Lifetime.
(i)

Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse.  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A‑2 of section 1.401(a)(9)-6 of the Treasury regulations (or its successor section). If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(ii)

Period Certain Annuities.  Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 72, the applicable distribution period for the Participant is the distribution period for age 72 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 72 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date.  If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 5.10(c)(ii), or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the annuity starting date.

(d)	Requirements for Minimum Distributions Where Participant Dies Before Date Distributions Begin.
(i)

Participant Survived by Designated Beneficiary.  If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 5.10(a)(ii)(A) or (B), over the life of the Designated Beneficiary or over a period certain not exceeding:

(1)unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2)if the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(ii)

No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)

Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions to the Surviving Spouse begin, this subsection (d) will apply as if the Surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 5.10(a)(ii)(A)).

(e)	Definitions. The following definitions will apply for purposes of this Section 5.10:
(i)

Designated Beneficiary.  The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-4 of the Treasury regulations.

(ii)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection 5.10(a)(ii).

(iii)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
(iv)	Required Beginning Date. The date specified in Section 5.2(d) of the Plan.
5.11	HEART Act Provisions.

(a)Death Benefits.  In the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the participant resumed and then terminated employment on account of death.

(b)Differential Wage Payments.  An individual receiving a differential wage payment, as defined in Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, the differential wage payment shall be treated as Earnings, and the Plan shall not be treated as failing to meet the requirements of any provisions described in Section 414(u)(l)(C) of the Code by reason of any contribution to the Plan or benefit that is based on the differential wage payment.

5.12	Single Lump Sum Option.
(a)

The following individuals shall be eligible for payment under this Section 5.12 subject to the terms and conditions of this Section (and to all other terms and conditions of the Plan not to the contrary, including but not limited to the notice and the spousal consent requirements of Section 5.3(a)):

(i)	Participants who as of April 1, 2016:
(A)	are entitled to a vested Accrued Benefit under the Plan,
(B)	the lump sum Actuarial Equivalent value of which is greater than $5,000 and not greater than $10,000,
(C)	have terminated employment before, and not completed an Hour of Service on or after, April 1, 2016, and
(D)	have not commenced or were required under the Plan to commence payment of benefits.
(ii)	Alternate payees who as of April 1, 2016:
(A)	are the subject of a qualified domestic relations order entitling them to a benefit under the Plan, which does not include any provision prohibiting payment under this Section,
(B)	have not commenced or been required to commence payment under the Plan, and

(C)	are entitled to a benefit under the Plan, the lump sum Actuarial Equivalent value of which is greater than $5,000 and not greater than $10,000.
(iii)	Surviving Spouses who as of April 1, 2016:
(A)	are entitled to a benefit under Section 3.3 of the Plan, the lump sum Actuarial Equivalent value of which is greater than $5,000 and not greater than $10,000, and
(B)	have not commenced or been required to commence benefits under this Plan.
(b)

Those individuals identified in Section 5.12(a) shall be eligible to receive a lump sum payment of their benefit under the Plan if such individual can be located after a diligent search. If a Participant is otherwise eligible to receive a distribution of his benefit, he shall also be eligible to commence an immediate distribution of his Accrued Benefit in any of the forms of payment in Section 5.3(b).  If a Participant is not otherwise eligible to receive a distribution of his benefit, he shall also be eligible to commence an immediate distribution of his Accrued Benefit as (i) a single life annuity, in the case of an unmarried Participant, or (ii) either a joint and 50% survivor annuity or a joint and 75% survivor annuity, in the case of a married Participant. In order to receive payment under this Section, an eligible Participant must elect in a manner prescribed by the Committee or its designee during the window period of not less than 30 days, as determined by the Committee or its designee, with the consent of his or her Spouse, if applicable, in accordance with Section 5.3(a), to take his or her benefit under the Plan in the form of a lump sum. If an eligible Participant makes a valid election in accordance with this Section and dies or is rehired as an Employee before the last day of the window period, the election shall be null and void and the Participant’s benefit shall be paid pursuant to the Plan’s provisions without regarding to this Section 5.12.

(c)

In the case of a deferred vested Participant, the lump sum payment shall be equal to the Actuarial Equivalent of the Participant’s Accrued Benefit determined as of March 1, 2017.  In the case of an alternate payee, the lump sum payment shall be equal to the Actuarial Equivalent of the benefit payable to the alternate payee in accordance with the qualified domestic relations order governing the terms of the benefit payable to the alternate payee, determined as of March 1, 2017.  In the case of a Surviving Spouse, the lump sum payment shall be equal to the Actuarial Equivalent of the benefit payable under Section 3 determined as of March 1, 2017.

(d)	Committee Procedures. The Committee shall establish such other procedures it deems necessary to carry out this Section and shall apply such procedures in a consistent and nondiscriminatory manner.
SECTION 6 NOTICE AND WAIVER PROCEDURES
6.1	Qualified Joint & One-Half Survivor Annuity

At least 30 days but not more than 180 days before the Participant’s Annuity Starting Date, the Committee will supply the Participant with the Appropriate Form to describe the Qualified Joint & One-Half Survivor Annuity and provide a general explanation of the financial effect on the Participant’s benefit if he or she decides to accept the Qualified Joint & One-Half Survivor Annuity.  The explanation will also explain the effect of an election option under Section 5.3.  A

Participant may waive this benefit and confirm any election of option within the 180-day period prior to his or her Annuity Starting Date, subject to Spousal Consent.  For purposes of this paragraph, the Qualified Joint & One-Half Survivor Annuity payable with respect to a Participant who is unmarried shall be the Standard Form of Benefit payable under Section 5.1.  Notwithstanding the above, a Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date if the distribution commences more than 7 days after such explanation is provided.

6.2	Explanation of Rights

Any description under Section 6.1 above shall explain:

(a)	the terms and conditions of the Qualified Joint & One-Half Survivor Annuity;
(b)	the Participant’s right to waive, and the effect of a waiver of the Qualified Joint & One-Half Survivor Annuity;
(c)	the need for Spousal Consent;
(d)	the right to revoke, and the effect of a revocation, of a waiver of the Qualified Joint & One-Half Survivor Annuity; and
(e)

a description of the right of the Participant, if any, to defer receipt of a distribution and the consequences of failure to defer such receipt, in accordance with Treasury guidance under Code Section 411(a)(11).

SECTION 7 ADMINISTRATION OF THE PLAN
7.1	Plan Administrator

The Committee shall be the “plan administrator” of the Plan within the meaning of Section 3(16) of ERISA, and the Plan’s “named fiduciary” for the purposes of Section 402(a) of ERISA.  Administration of the Plan shall be the responsibility of the Committee except to the extent that authority to act for the Company has otherwise been reserved to the Board of Directors.

7.2	Appointment of the Committee

The Board may appoint one or more individuals to serve as the Committee who shall, on behalf of the Company, perform the duties of plan administrator.  Any individuals, including but not limited to Employees and Participants, may be appointed to serve as members of the Committee.  Such individuals shall.  file a written consent to serve as a Committee member.  Each Committee member shall serve until his or her resignation or dismissal by the Board.  Vacancies shall be filled in the same manner as the original appointment.  To resign, a Committee member shall give written notice which shall be effective on the earlier of the appointment of his or her successor or the passing of 60 days after such notice is mailed or personally delivered to the Board.

The Committee shall elect a Chairperson from their number and a Secretary who may, but need not, be a member of the Committee; may appoint from their number such committees with such powers as they shall determine; may authorize one or more of their number as agent to execute or deliver any instrument or make any payment on behalf of the Committee; and may retain counsel, employ agents and obtain clerical, consulting and accounting services as the Committee may require or deem advisable from time to time.  The Committee shall hold meetings upon notice, at such place or places, and at such time or times and in such manner (by telephone or by use of a facsimile machine) as it may from time to time determine.

A majority of the Committee then in office shall constitute a quorum for the transaction of business at any meeting of the Committee.  The vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the Committee.  Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting, if all the Committee members consent or have consented thereto in writing.

7.3	Responsibility of Committee

Subject to Section 7.1, the Committee shall be responsible for the administration, operation and interpretation of the Plan.  The Committee shall establish rules from time to time for the transaction of its business.  It shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person.  Such decisions, actions and records of the Committee shall be conclusive and binding upon an Employer and all persons having or claiming to have any right or interest in or under the Plan.

The Committee shall maintain accounts to the extent it deems necessary or appropriate showing the fiscal transactions of the Plan.

7.4	Claims Procedure

Requests for information or claims concerning eligibility, participation, contributions, or other aspects of the operation of the Plan should be in writing and directed to the Committee.  The Committee will generally notify the claimant of its decision within 90 days after it receives the claim.  However, if the Committee determines that special circumstances require an extension of time to decide the claim, the Committee may obtain an additional 90 days to decide the claim.  Before obtaining this extension, the Committee will notify the claimant, in writing and before the end of the initial 90-day period, of the special circumstances requiring the extension and the date by which the Committee expects to render a decision.

If the claimant’s claim is denied in whole or in part, the Committee will provide the claimant with a written or electronic notice which explains the reason or reasons for the decision, includes specific references to Plan provisions upon which the decision is based, provides a description of any additional material or information which might be helpful to decide the claim (including an explanation of why that information may be necessary), and describes the appeals procedures and applicable filing deadlines.

If a claimant disagrees with the decision reached by the Committee, the claimant may submit a written appeal to the Committee requesting a review of the decision.  The claimant’s written appeal must be submitted within 60 days of receiving the Committee’s decision.  The claimant’s written appeal should clearly state the reason or reasons why the claimant disagrees with the Committee’s decision.  The claimant may submit written comments, documents, records and other information relating to the claim even if such information was not submitted in connection with the initial claim for benefits.  Additionally, the claimant, upon request and free of charge, may have reasonable access and copies of all documents, records and other information relevant to the claim.

The Committee will generally decide a claimant’s appeal within 60 days after it is received.  However, if the Committee determines that special circumstances require an extension of time to decide the claim, the Committee may obtain an additional 60 days to decide the claim.  Before obtaining this extension, the Committee will notify the claimant, in writing and before the end of the initial 60-day period, of the special circumstances requiring the extension and the date by which the Committee.

The Committee will provide the claimant with written or electronic notice of its decision.  In the case of an adverse decision, the notice will explain the reason or reasons for the decision, include specific references to Plan provisions upon which the decision is based, and indicate that the claimant is entitled to, upon request and free of charge, reasonable access to and copies of documents, records, and other information relevant to the claim.

A claimant that seeks to commence a lawsuit or legal action against any person, including the Plan, a Plan fiduciary, the Committee, the Company, or any other person or committee, in connection with the Plan must do so in the United States District Court for the Western District of New York.  The United States District Court for the Western District of New York is the sole forum for a claimant bringing a lawsuit.

A claimant may not commence a judicial proceeding against any person, including the Plan, a Plan fiduciary, the Committee, the Company, or any other person or committee, with respect to a claim for benefits without first exhausting the claims procedures set forth in the preceding paragraph.  No suit or legal action contesting in whole or in part any denial of benefits under this Section 7.4 shall be commenced later than the earlier of (i) the first anniversary of (A) the date of the notice of the final decision on appeals, or (B) if the claimant fails to request any level of administrative review within the timeframe permitted under the claims review procedure, the deadline for requesting the next level of administrative review, and (ii) the last date on which such legal action could be commenced under the applicable statute of limitations under ERISA (including, for this purpose, any applicable state statute of limitations that applies under ERISA to such legal action).

7.5	Engagement of Accountant

The Company shall engage a “qualified public accountant” to prepare such audited financial statements of the operation of the Plan as shall be required by ERISA.

7.6	Limitation on Liability

The Committee shall not be liable for any act or omission on its part, excepting only its own willful misconduct or gross negligence or except as otherwise expressly provided by ERISA.  To the extent permitted by applicable law, the Company shall indemnify and save harmless the Committee against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their beneficiaries, Employees of participating Employers, or by any other person, corporation, entity, government or agency thereof; provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence.  The Board at the expense of the Company, may settle such claim or demand asserted, or suit or proceedings brought, against the Committee when such settlement appears to be in the best interest of the Company.

7.7	Agent for Service of Process

The Committee or such other person as may from time to time be designated by the Committee shall be the agent for service of process under the Plan.

7.8	Delivery of Elections to Committee

All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from the Employer, a Participant, Beneficiary or other person to the Committee shall be on the Appropriate Form, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given or delivered only upon actual receipt thereof by the Committee at such location.

7.9	Delivery of Notice to Participants

All notices, statements, reports and other communications required or permitted under the Plan from the Employer or the Committee to any Employee, Participant, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Committee.

7.10	Recovery of Benefit Overpayments

The Plan Administrator may or, if required by law, shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make reasonable attempts to collect such overpayment from the person.  If the person to whom such overpayments were made does not, within a reasonable time, make the requested repayment to the Trustee, the overpayment shall be considered as an advance payment of benefits and the Plan Administrator shall direct the Trustee to reduce all future benefits payable to that person by the Actuarial Equivalent value of the overpayment.  This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner or to otherwise correct the erroneous payment under a method described under the Employee Plans Compliance Resolution System (“EPCRS”) as described in Rev. Proc. 2021-30 or any successor program to EPCRS.

SECTION 8 MANAGEMENT OF THE TRUST FUND
8.1	Trust Agreement

All assets of the Plan shall be held as a Trust Fund under a Trust Agreement with the Trustee for the exclusive benefit of Participants and their beneficiaries under the Plan, and paying the expenses of the Plan not paid directly by the Employer, and prior to the satisfaction of all liabilities with respect to such persons, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of such persons.  No such person, nor any other person, shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

8.2	Appointment of the Trustee

All contributions to the Trust Fund shall be delivered to the Trustee, who shall be appointed by the Committee, with such powers in the Trustee as to control and disbursement of the Trust Fund as shall be in accordance with the Plan and Trust Agreement.  The Committee may remove the Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of the Trustee, the Committee shall designate a successor Trustee.

8.3	Investment Authority

Subject to the provisions of the Trust Agreement, the Committee may appoint, and shall retain the power to discharge or replace, an investment manager or managers to manage any assets of the Plan.  Such investment manager or managers shall: (a) be registered as an investment advisor under the Investment Advisers Act of 1940; (b) be a bank, as defined in the Investment Advisers Act of 1940; or (c) be an insurance company qualified to manage, acquire or dispose of qualified plan assets under the laws of more than one State; and shall acknowledge in writing to the Trustee and the Committee that it is a fiduciary with respect to the Plan.  Notwithstanding anything in the Plan to the contrary, the Trustee shall be relieved of the authority and discretion to manage and solely control the assets of the Plan to the extent that authority to acquire, dispose of, or otherwise manage the assets of the Plan is delegated to one or more investment managers in accordance with this Section.

8.4	Form of Disbursements

The Trustees shall determine the manner in which the Trust Fund shall be disbursed in accordance with the Plan and the provisions of the Trust Agreement, including the form of voucher or warrant to be used in authorizing disbursements and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursement of the Trust Fund.

8.5	Expenses of the Plan

Unless paid by the Employer, the expenses of the administration of the Plan shall be deemed to be expenses of the Trust Fund.

SECTION 9 CERTAIN RIGHTS AND OBLIGATIONS OF EMPLOYERS
9.1	Disclaimer of Employer Liability
(a)

It is the intention of the Employer to continue this Plan and to make contributions regularly each year, but nothing in the Plan shall be deemed to require an Employer to make contributions under this Plan, and no Employer shall be under any legal obligation to contribute to this Plan, except to the extent provided by law.

(b)

No liability shall attach to any Employer for payment of any benefit or claim under the Plan, and Participants and their Beneficiaries, and all persons claiming with respect to them, shall have recourse only to the Trust Fund for payment of any benefit or claim.

(c)	The rights of the Participants of the Plan, their Beneficiaries, and other persons are hereby expressly limited and shall be only the rights accorded them under the provisions of the Plan.
9.2	Employer-Employee Relationship

The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to such person.

9.3	Nondiscriminatory Action

Any discretionary acts to be taken under the provisions of this Plan by an Employer or by the Committee with respect to the classification of employees, contributions, or distribution of benefits, shall be uniform and applicable to all Participants or Beneficiaries or other persons similarly situated.

SECTION 10 NON-ALIENATION OF BENEFITS
10.1	Provision with Respect to Assignment and Levy

No benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, or charge, and any attempt to do so shall be void; nor shall any benefit under this Plan be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

Notwithstanding any provision in the Plan to the contrary, the Committee shall take such steps as are necessary under the Plan to comply with the terms of any applicable “Qualified Domestic Relations Order” (as defined by Code Section 414(p)).  The accrued benefits of any Participants subject to such an order shall be adjusted to reflect any payments made pursuant to such Order.

The Committee shall adopt such procedures as it deems necessary and appropriate to carry out the provisions of this Section.

10.2	Alternate Application

If any Participant or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any benefit under this Plan, except as may be specifically provided in the Plan, or if any benefit is levied upon, garnished, or attached, then payment of such benefit shall, at the discretion of the Committee, cease and terminate, and in that event the Committee may hold or apply such benefit or any part thereof for the benefit of the Participant or Beneficiary or his or her Spouse, children, or other dependents in such manner and in such proportion as the Committee may deem proper.

10.3	Payments to Minors, etc.

In the event any portion of the Trust Fund becomes distributable under the Plan to a minor or other person under legal disability, the Committee, in its sole discretion, may make such distribution in one or more of the following methods:

(a)	Directly to the minor or other person;
(b)	To the legal guardian or conservator of the minor or other person; or
(c)	To the Spouse, parent, sibling, child, or other relative of the minor or other person for the use of the minor or other person.

The Committee shall not be required to see to the application of any distributions so made to any of such persons, but the receipts thereof shall be a full discharge of the liability of the Committee and the Trust Fund to such minor or other person.

SECTION 11 AMENDMENT AND TERMINATION OF THE PLAN
11.1	Right to Amend

The Company reserves the right to modify or amend any or all of the provisions of this Plan, in whole or in part, at any time and from time to time, by action of the Board; provided however, that the Committee may adopt amendments which do not materially affect the cost of the Plan or which may be necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, or to qualify or to maintain the Plan and Trust as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a), or any other applicable provisions of the law (including ERISA) and the regulations and provided further that the Chief Financial Officer may adopt amendments that are required to maintain the Plan’s compliance with the qualification requirements of Code Sections 401(a) and 501(a) or any other applicable provisions of the law and the regulations.  Each participating Employer by its adoption of the Plan shall be deemed to have delegated authority to the Board and the Committee.

Anything in this Plan to the contrary notwithstanding, but consistent with applicable law, the Board in its sole discretion may make any modifications or amendments, additions or deletions in this Plan, as to benefits or otherwise, and retroactively if necessary, and regardless of the effect on the rights of any particular Participants, which it deems appropriate in order to bring this Plan into conformity with or to satisfy the conditions of any applicable laws or regulations, and in order that the Plan and the Trust may qualify and continue to qualify under Code Sections 401(a) and 501(a).

11.2	Right to Terminate

The Company reserves the right to terminate the Plan in full or in part at any time.  Each Employer reserves the right to terminate this Plan with respect to its participating Employees.  Upon the termination or partial termination of the Plan (if the Participant is affected by such partial termination), either with respect to the entire Plan or with respect to any Employer participating in the Plan, every affected Participant shall be 100% vested in his or her Accrued Benefit.

11.3	Allocation of Assets on Termination

If the Plan is terminated, the assets of the Plan available to provide benefits shall be allocated among the Participants and Beneficiaries receiving or entitled to receive benefits in accordance with the priority classes established by ERISA.  The respective amounts allocated to such priority classes shall be distributed to or set aside for the benefit of the persons entitled thereto in such manner as is determined by the Committee.

After the Plan has been terminated, the allocated assets shall be distributed to Participants and their Beneficiaries in the form of annuities, or, if the Actuarial Equivalent value of any benefit is $5,000 (or such greater amount as is permissible under Code Section 411(a)(11)) or less, in cash.  Any residual assets shall be distributed to the Employer if all of the Plan’s liabilities to Participants and their Beneficiaries have been satisfied, and if the distribution does not contravene any provision of law.

11.4	Merger

Neither the merger of any Employer with any other company nor the merger or consolidation of this Plan with any other retirement plan whereby assets or liabilities are transferred shall result in the termination of this Plan, or be deemed a termination of employment with respects to any Employee.

The Plan may not merge, consolidate with or transfer assets or liabilities to another plan unless if the Plan then terminated, each Participant would be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

11.5	Appendix to the Plan

Notwithstanding any provision in the Plan to the contrary, the Board of Directors may elect to have special provisions apply with respect to a member of the Group and the employees of such Group member.  Such special provisions, which may differ from the provisions of the Plan applicable to other employees, will be stated in an Appendix to the Plan which shall be applicable to such Group member and its employees.

11.6	Prohibition Against Diversion

No part of the corpus or income of the Trust Fund shall, by reason of any modification of or amendment to the Plan, or otherwise, be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan and for the payment of administrative expenses of the Plan, except as provided in Section 11.3.

SECTION 12 MISCELLANEOUS PROVISIONS
12.1	Construction

The provisions of this Plan shall be construed, regulated, and administered according to the laws of the State of New York and ERISA.

12.2	Exhibits

Any Exhibits attached hereto, are hereby incorporated by reference and made a part of this Plan.

12.3	Execution

This Plan has been established by the Employer in accordance with the resolutions adopted by its Board and may be executed in any number of counterparts, each of which shall be deemed to be an original.  All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.

12.4	Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

SECTION 13 PARTICIPATION IN THE PLAN BY SUBSIDIARIES OR GROUP MEMBERS
13.1	Participation by Subsidiaries or Group Members

Any subsidiary of the Company or Group member may, with the consent of the Board of Directors, become a party to this Plan by adopting the Plan for some or all of its Employees and by executing the Trust Agreement if required under such Trust Agreement.  Upon the filing with the Committee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and a written instrument showing the consent of the Board to participation by such subsidiary or Group member and upon the execution of the Trust Agreement by such subsidiary or Group member, if required under such Trust Agreement, it shall be bound by all the terms thereof as they relate to its employees.  Any contributions provided for in the Plan and made by such Employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement.

With the approval of the Company, a participating Employer may elect to have special provisions apply with respect to its Eligible Employees.  Such special provisions, which may differ from the provisions of the Plan applicable to Employees of other Employers, shall be stated in an Appendix to the Plan which is applicable to such Employer.

13.2	Withdrawal of Participating Employers

In the event that an organization which has become a participating Employer pursuant to the provisions of Section 13.1, should cease to be a Group member or subsidiary of the Company, such organization shall forthwith be deemed to have withdrawn from the Plan and the Trust Agreement.  Any one or more of the employers may voluntarily withdraw from the Plan by giving 6 months’ notice in writing of such intention to withdraw to the Board of Directors and to the Trustee (unless a shorter notice shall be agreed to by the Board of Directors and by the Trustee).

Upon any such withdrawal by any such Employer the Trustee shall determine that portion of the Trust Fund allocable to the Participants and their beneficiaries thereby affected, consistent with the provisions of ERISA and the regulations thereunder.  Subject to the provisions of ERISA and regulations thereunder the Trustee shall then set aside from the trust assets then held by them, such securities and other property as they shall deem to be equal in value to the portion of the Trust Fund so allocable to the withdrawing Employer.  At the discretion of the Trustee and subject to the provisions of ERISA and regulations thereunder the Trustee shall either (a) hold such assets so set aside and to apply the same for the exclusive benefit of the Participants and beneficiaries so affected on the same basis as if the Trust had been terminated pursuant to Section 13.2 upon the date of such withdrawal, or (b) deliver such assets to a Trustee to be selected by such withdrawing Employer.

SECTION 14 IN EVENT PLAN BECOMES TOP-HEAVY
14.1	Special Top-Heavy Definitions

For purposes of this Section 14, the following terms shall have the following meanings:

(a)	“Determination Date” means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.
(b)

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000, a five-percent owner of the Company, or a one-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)

“Permissive Aggregation Group” means, with respect to a given Plan Year, this Plan and all other plans of the Employer and Group members (other than those included in the Required Aggregation Group) which, when aggregated with the Plans in the Required Aggregation Group, continue to meet the requirement of Code Sections 401(a)(4) and 410.

(d)

“Present Value of Accrued Benefit” means, in determining the value of any individual’s account or the present value of his or her accrued benefit under this Plan or any other plan in the Aggregation Group:

(i)

the value of such account or the present value of such Accrued Benefit shall be increased by the aggregate distributions made with respect to such individual under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date and distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”;

(ii)	rollover contributions and transfers from other plans shall not be taken into account to the extent provided under Code Section 416 and the regulations thereunder;
(iii)

if any person had not performed any services for the Employer or any Group member at any time during the one-year period ending on the Determination Date, then the Participant’s Present Value of Accrued Benefit and account balances shall not be taken into account; and

(iv)	the present value of such Accrued Benefit for a defined benefit plan shall be determined by using actuarial assumptions set forth in the applicable Exhibit to the Plan.
(e)

“Required Aggregation Group” means with respect to a given Plan Year, (i) this Plan, (ii) each other plan of the Employer and a Group member in which a Key Employee is a participant, and (iii) each other plan of the Employer and a Group member which enables a plan described in (i) or (ii) to meet the requirements of Code Section 401(a)(4) or Code Section 410, regardless of whether the plan has terminated.

(f)

“Top-Heavy” means, with respect to the Plan for a Plan Year that the Present Value of Accrued Benefit of Key Employees exceeds 60% of the Present Value of Accrued Benefit of all Participants.  For the purpose of making a determination as to the top-heaviness of this Plan under Code Section 416(g), this Plan will be aggregated with any other plan maintained by the Employer and/or a Group member in the Aggregation Group.  Pursuant to Code Section 416(g), the Top-Heavy Ratio for Key Employees for any Plan Year shall be determined as of the Determination Date based on the actuarial assumptions set forth in the applicable Exhibit to the Plan and the Present Value of Accrued Benefit determined by such assumptions as of the “Valuation Date.” For purposes of this Exhibit, the Valuation Date is any day within the Plan Year in which such Determination Date occurs on which the plan is valued for determining Plan costs.

The Present Value of Accrued Benefit under any defined benefit plan used in testing whether the plan is top heavy shall be determined as if pensions accrue ratably unless the same accrual rate is used for all plans maintained by the Employer.

(g)	“Top-Heavy Group” means, with respect to a given Plan Year, a group of plans of the Employer which, in the aggregate, meet the requirements of the definition contained in Code Section 416(g)(2)(b).
14.2	Special Top-Heavy Provisions

Notwithstanding any other provisions of the Plan to the contrary, the following provisions of this Section 14.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

(a)

The Minimum Pension shall be payable to any Employee who is not a Key Employee equal to 2% of annual compensation, averaged over the consecutive Top-Heavy Plan Years (not in excess of five) that produce the highest average, for each Year of Service as a Participant completed after December 31, 1983 during which any Top-Heavy Plan Year ended, to a maximum of 20%.  In determining a Participant’s Years of Service for this purpose, service which occurs during a Plan Year when the Plan benefits no Key Employee or former Key Employee shall be disregarded.  Such Minimum Pension shall commence to a single Participant in the form of a single life annuity only (with no ancillary benefits) at Normal Retirement Date; provided, however, that if payments commence other than at Normal Retirement Date, the Minimum Pension must be at least the Actuarial Equivalent of the Minimum Pension payable at Normal Retirement Date.

This provision shall not apply to the extent minimum pension or contributions required under Code Section 416 are provided under another qualified plan maintained by the Employer.

(b)	The following vesting schedule shall be substituted for the provision appearing in Section 3 of the Plan:
Years of Vesting Service	Vested Percentage
At least 2	20%
At least 3	40%
At least 4	60%
5 or more	100%

In the event that a Plan Year which follows a Top-Heavy Plan Year is not in itself a Top-Heavy Plan Year, then the vested percentage of each Participant who completed less than 3 Years of Service at the end of the last Top-Heavy Plan Year shall be determined without regard to this Article 14 but in no event shall his or her vested percentage of his or her Accrued Benefit at the date the Plan ceases to be Top-Heavy be reduced.  A Participant who has 3 or more Years of Service at the end of a Top-Heavy Plan Year shall always be vested under either Section 3 of the Plan or this Section 14, whichever provision provides the more favorable vesting for such Participant.

(c)

In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Section 14 are no longer necessary for the Plan to meet the requirements of Code Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

SECTION 15 FUNDING-BASED RESTRICTIONS
Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent

.  Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 15.1(b) below) but is not less than 60 percent, then the limitations set forth in this Section 15.1 apply.

(a)

50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or
(ii)	100 percent of the Pension Benefit Guaranty Corporation maximum benefit guarantee amount (as defined in section 1.436-1(d)(3)(iii)(C) of the Treasury regulations).

The limitation set forth in this Section 15.1(a) does not apply to any payment of a benefit which under Code section 411(a)(11) may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 15.1(a), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in section 1.436-1(d)(3)(iii)(D) of the Treasury regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/Pension Benefit Guaranty Corporation maximum benefit guarantee amount limitation described in this Section 15.1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(b)

Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 80 percent; or
(ii)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 15.1(b) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent

.  Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 15.1(b) below), then the limitations in this Section 15.2 apply.

(a)

Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 15.2(a) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(b)

Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 60 percent; or
(ii)

60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.

(c)

Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 15.2(c), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

Limitations Applicable If the Plan Sponsor Is in Bankruptcy

.  Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Plan sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 15.3 does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

Provisions Applicable After Limitations Cease to Apply

.

(a)

Resumption of Prohibited Payments.  If a limitation on prohibited payments under Section 15.1(a), Section 15.2(a), or Section 15.3 applied to the Plan as of a Section 436 measurement date, but that limit no longer applies to the Plan as of a later Section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later Section 436 measurement date.

(b)

Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 15.2(c) applied to the Plan as of a Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(c)

Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 15.2(b) but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of section 1.436-1(g)(5)(ii)(B) of the Treasury regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 15.2(b)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(d)

Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 15.1(b) or Section 15.2(c), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of section 1.436-1(g)(5)(ii)(C) of the Treasury regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

Notice Requirement

.  See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 15.1(a), Section 15.2, or Section 15.3.

Methods to Avoid or Terminate Benefit Limitations

.  See Code Section 436(b)(2), (c)(2), (e)(2), and (f) and section 1.436-1(f) of the Treasury regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 15.1,  15.2 and 15.3 for a Plan Year. In general, the methods a Plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 15.1,  15.2 and 15.3 for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

Special Rules

.

(a)	Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.
(i)

In General. Code Section 436(h) and section 1.436-1(h) of the Treasury regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to section 1.436-1(h)(4)(ii) of the Treasury regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and section 1.436-1(h) of the Treasury regulations applies to the Plan, the limitations under Sections 15.1,  15.2 and 15.3 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Code Section 436(h) and section 1.436-1(h)(1), (2), or (3) of the Treasury regulations. These presumptions are set forth in Sections 15.7(a)(ii) through (iv).

(ii)

Presumption of Continued Underfunding Beginning First Day of Plan Year.  If a limitation under Section 15.1,  15.2 and 15.3 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 15.7(a)(iii) or Section 15.7(a)(iv) applies to the Plan:

(A)

The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(B)	The first day of the current Plan Year is a Section 436 measurement date.
(iii)

Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Treas. Reg. § 1.436‑1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 15.7(a)(iv) applies to the Plan:

(A)

The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(B)	The first day of the 4th month of the current Plan Year is a Section 436 measurement date.
(iv)

Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to section 1.436-1(h)(4)(ii) of the Treasury regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(A)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(B)	The first day of the 10th month of the current Plan Year is a Section 436 measurement date.
(b)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.
(i)

First 5 Plan Years. The limitations in Section 15.1(b), Section 15.2(b), and Section 15.2(c) do not apply to a new Plan for the first 5 Plan Years of the Plan, determined under the rules of Code Section 436(i) and section 1.436-1(a)(3)(i) of the Treasury regulations.

(ii)

Plan Termination. The limitations on prohibited payments in Section 15.1(a), Section 15.2(a), and Section 15.3 do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section of the Plan do not cease to apply as a result of termination of the Plan.

(iii)

Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 15.1(a),  15.2(a), and 15.3 do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 15.7(b)(iii) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(iv)

Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability.  During any period in which none of the presumptions under Section 15.7(a) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Section 15.1(b) and Section15.2(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of section 1.436-1(g)(2)(iii) of the Treasury regulations.

(c)	Special Rules Under PRA 2010.
(i)

Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 15.1(a) or 15.2(a) apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury regulations or other published guidance thereunder issued by the Internal Revenue Service.

(ii)

Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 15.2(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(d)

Interpretation of Provisions. The limitations imposed by this Section of the Plan shall be interpreted and administered in accordance with Code Section 436 and section 1.436-1 of the Treasury regulations.

Definitions

.  The definitions in the following Treasury regulations apply for purposes of this Section 15: section 1.436-1(j)(1) defining adjusted funding target attainment percentage; section 1.436-1(j)(2) defining annuity starting date; section 1.436-1(j)(6) defining prohibited payment; section 1.436-1(j)(8) defining Section 436 measurement date; and section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

Effective Date

.  The rules in this Section 15 are effective for Plan Years beginning after December 31, 2007.

Scrivener’s Error

.  If due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by prior interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Plan Administrator. The Plan may be amended retroactively to cure any such ambiguity, notwithstanding anything in the Plan to the contrary.

IN WITNESS WHEREOF, and as evidence of the adoption of the amended and restated Plan Retirement Plan by the Company, it has caused the same to be signed by its officer duly authorized, and its corporate seal, if applicable, to be affixed this 21st day of December, 2022.

MONRO, INC.

/s/ Matt Henson

Matt Henson

                                                                                    Chief Human Resources Officer

EXHIBIT A
CALCULATION OF OPTIONAL FORMS OF BENEFIT

DETERMINATION OF ACTUARIAL EQUIVALENCE -
OTHERWISE PAYABLE BENEFIT MULTIPLIED
BY APPROPRIATE ADJUSTMENT FACTOR
(MONTHLY RETIREMENT ANNUITY PER $1 PER MONTH)

[FOR PURPOSES OF THESE TABLES AGE MEANS AGE AT NEAREST BIRTHDAY]

The amount of a benefit to be paid in an optional form shall be equal to the product of (a) the Employee’s Accrued Benefit and (b) the Straight Life Adjustment Factor divided by the applicable optional form adjustment factor.

LIFE ANNUITY

AGE	STRAIGHT LIFE ADJUSTMENT FACTORS
50	129.16
51	127.74
52	126.25
53	124.71
54	123.11
55	121.45
56	119.71
57	117.91
58	116.02
59	114.05
60	112.02
61	109.91
62	107.75
63	105.52
64	103.21
65	100.85
66	98.45
67	96.03
68	93.60
69	91.18
70	88.76
71	86.36
72	83.99
73	81.62
74	79.23
75	76.79

CERTAIN AND LIFE ANNUITY

	CERTAIN PERIOD ADJUSTMENT FACTORS
AGE	60 MONTHS	120 MONTHS	180 MONTHS
50	129.76	131.38	133.68
51	128.40	130.17	132.68
52	126.98	128.91	131.65
53	125.51	127.61	130.60
54	123.98	126.28	129.53
55	122.40	124.90	123.45
56	120.75	123.47	127.36
57	119.03	122.01	126.26
58	117.25	120.51	125.16
59	115.41	118.98	124.07
60	113.51	117.43	122.98
61	111.55	115.86	121.90
62	109.55	114.29	120.83
63	107.50	112.72	119.79
64	105.41	111.14	118.77
65	103.29	109.58	117.78
66	101.16	108.02	116.82
67	99.03	106.50	115.91
68	96.92	105.00	115.05
69	94.83	103.53	114.24
70	92.75	102.10	113.48
71.	90.69	100.73	112.78
72	88.66	99.40	112.13
73	86.64	98.13	111.53
74	84.61	96.91	110.98
75	82.60	95.74	110.48

50% JOINT & SURVIVOR ANNUITY ADJUSTMENT FACTORS

Age of Contingent Annuitant	50	55	60	65	70	75
50	135.17	130.22	124.45	117.83	110.78	104.19
51	134.93	129.92	124.07	117.36	110.23	103.59
52	134.72	129.62	123.69	116.89	109.67	102.97
53	134.49	129.33	123.31	116.41	109.09	102.34
54	134.29	129.03	122.92	115.91	108.50	101.68
55	134.07	128.74	122.54	115.41	107.89	101.01
56	133.87	128.44	122.14	114.90	107.26	100.32
57	133.66	128.15	121.74	114.37	106.62	99.60
58	133.44	127.85	121.33	113.83	105.96	98.86
59	133.23	127.55	120.91	113.27	105.28	98.10
60	133.02	127.25	120.49	112.70	104.59	97.31
61	132.81	126.95	120.06	112.13	103.88	96.51
62	132.61	126.65	119.62	111.55	103.18	95.70
63	132.41	126.34	119.18	110.95	102.46	94.88
64	132.20	126.03	118.74	110.36	101.74	94.03
65	131.99	125.71	118.29	109.75	101.02	93.18
66	131.77	125.39	117.64	109.16	100.31	92.33
67	131.56	125.08	117.40	108.59	99.62	91.49
68	131.36	124.78	116.98	108.04	98.96	90.67
69	131.17	124.50	116.58	107.54	98.33	89.87
70	130.98	124.23	116.22	107.07	97.72	89.09
71	130.82	124.00	115.89	106.65	97.16	88.34
72	130.68	123.80	115.62	106.27	96.62	87.62
73	130.57	123.63	115.38	105.92	96.11	86.92
74	130.47	123.49	115.15	105.57	95.59	86.23
75	130.38	123.34	114.92	105.21	95.07	85.53

66 & 2/3% JOINT & SURVIVOR ANNUITY ADJUSTMENT FACTORS

Age of Contingent Annuitant	50	55	60	65	70	75
50	137.17	133.14	128.59	123.49	118.12	113.32
51	136.86	132.74	128.08	122.87	117.37	112.52
52	136.57	132.34	127.58	122.24	116.64	111.70
53	136.27	131.95	127.07	121.39	115.87	110.86
54	135.99	131.56	126.56	120.94	115.08	109.98
55	135.71	131.17	126.04	120.26	114.27	109.09
56	135.43	130.77	125.52	119.58	113.43	108.16
57	135.16	130.39	124.99	118.88	112.58	107.21
58	134.87	129.98	124.44	118.15	111.69	106.22
59	134.58	129.59	123.88	117.41	110.79	105.20
60	134.31	129.19	123.31	116.65	109.86	104.15
61	134.03	128.79	122.74	115.89	108.93	103.09
62	133.76	128.38	122.16	115.11	107.98	102.01
63	133.50	127.98	121.57	114.32	107.03	100.91
64	133.22	127.56	120.98	113.52	106.07	99.78
65	132.93	127.13	120.38	112.72	105.11	98.65
66	132.64	126.71	119.78	111.93	104.16	97.51
67	132.36	126.30	119.19	111.17	103.24	96.39
68	132.09	125.90	118.63	110.44	102.36	95.29
69	131.84	125.52	118.10	109.77	101.52	94.23
70	131.59	125.16	117.62	109.14	100.71	93.18
71	131.37	124.85	117.19	108.58	99.96	92.18
72	131.19	124.58	116.82	108.07	99.24	91.23
73	131.04	124.36	116.50	107.61	98.56	90.30
74	130.90	124.17	116.20	107.14	97.87	89.37
75	130.78	123.97	115.89	106.67	97.17	88.44

100% JOINT & SURVIVOR ANNUITY ADJUSTMENT FACTORS

Age of Contingent Annuitant	50	55	60	65	70	75
50	141.17	138.99	136.88	134.81	132.80	131.59
51	140.71	138.39	136.12	133.88	131.70	130.39
52	140.27	137.79	135.36	132.93	130.58	129.16
53	139.83	137.21	134.60	131.96	129.42	127.89
54	139.41	136.61	133.83	130.98	128.24	126.58
55	138.99	136.03	133.06	129.97	127.02	125.23
56	138.57	135.44	132.27	128.94	125.77	123.85
57	138.15	134.85	131.47	127.89	124.49	122.42
58	137.72	134.25	130.65	126.80	123.16	120.94
59	137.30	133.66	129.81	125.69	121.80	119.40
69	136.88	133.06	128.96	124.56	120.42	117.83
61	136.46	132.46	128.10	123.40	119.01	116.24
62	136.06	131.85	127.23	122.24	117.59	114.61
63	135.66	131.24	126.35	121.06	116.17	112.97
64:	135.24	130.61	125.46	119.86	114.73	111.28
65	134.81	129.97	124.56	118.65	113.28	109.57
66	134.38	129.33	123.66	117.47	111.87	107.88
67	133.95	128.72	122.78	116.32	110.49	106.20
68	133.55	128.12	121.93	115.23	109.16	104.54
69	133.17	127.56	121.15	114.23	107.90	102.95
70	132.80	127.02	120.42	113.28	106.69	101.38
71	132.47	126.55	119.77	112.44	105.55	99.88
72	132.20	126.15	119.22	111.68	104.48	98.46
73	131.97	125.82	118.74	110.98	103.46	97.05
74	131.78	125.53	118.29	110.29	102.42	95.67
75	131.59	125.23	117.83	109.57	101.38	94.26

EXHIBIT B

CALCULATION OF LUMP SUMS

Morality:

The “applicable mortality table” prescribed in Internal Revenue Code section 417(e)(3).

Interest:

The “applicable interest rate” prescribed in Code section 417(e)(3)(A), as amended, for the month of February preceding the Plan Year of the distribution.  For purposes of these assumptions, February shall be the “lookback month” and the Plan Year shall be the “stability period” as defined under Treasury Regulations Section 1.417(e)-l.

Notwithstanding anything in the Plan to the contrary, with respect to the Code section 415 limit, for purposes of adjusting the annual benefit to a straight life annuity, the equivalent annual benefit shall be the greater of the equivalent annual benefit computed using the Plan’s interest rate and Plan mortality table (or other tabular factor) and the equivalent annual benefit computed using five percent (5%) interest rate assumption and the “applicable mortality table.”  However, for purposes of adjusting the annual benefit to a straight life annuity, if the annual benefit is paid in any form other than a non-decreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the Surviving Spouse, then the equivalent annual benefit shall be the greater of the equivalent annual benefit computed using the Plan interest rate and Plan mortality table (or other tabular factor) and the equivalent annual benefit computed using the “applicable interest rate” and the “applicable mortality table.”  With respect to Plan Years beginning in 2004 and 2005, for purposes of adjusting the annual benefit to a straight life annuity, if the annual benefit is paid in any form other than a non-decreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the Surviving Spouse, then the equivalent annual benefit shall be the greater of the equivalent annual benefit computed using the Plan interest rate and Plan mortality table (or other tabular factor) and the equivalent annual benefit computed using five and one-half percent (5.5%) and the “applicable mortality table.”

Effective January 1, 2006, notwithstanding any provision in the Plan to the contrary, with respect to the Code section 415 limit, for purposes of adjusting a lump sum payment or any other form of payment subject to Code section 417(e) to a straight life annuity, the interest rate to be used shall be the interest rate set for in (a), (b) or (c) below which produces the highest benefit:

(a)5.5%,

(b)the rate that produces a benefit of not more than 105% of the benefit that would be produced using the Code section 417(e) applicable interest rate, or

(c)the rate specified in the Plan.

For purposes of determining the current value of a lump sum benefit, Actuarial Equivalence shall be calculated in accordance with Code Section 417(e)(3), Revenue Ruling 2007-67 and such other guidance as may be issued by the Commissioner of Internal Revenue; provided that the “applicable interest rate” shall be determined based on the look back month and stability period set forth above.

EXHIBIT C

LIMITATION ON CERTAIN BENEFITS

Anything in the Plan to the contrary notwithstanding, the following limitations shall apply to the payment of certain benefits:

(a)The benefits provided by Employer contributions for Highly Compensated Employees and Highly Compensated Former Employees (as described in Code Section 414(q)) shall be limited upon the Plan’s termination to a benefit that is nondiscriminatory under Code Section 401(a)(4); and

(b)Subject to the provisions of Section (b) of this Exhibit B, the annual I payment of benefits provided by Employer contributions for the 25 highest-paid Highly Compensated Employees and Highly Compensated Former Employees (as described in Code Section 414(q)) shall not exceed the annual payments that would be made under a single life annuity that is the actuarial equivalent of the Member’s accrued benefit and other benefits under the Plan.

The restrictions contained in sub-Section (b) above do not apply if:

(i)after payment of benefits to a Member described in sub-Section (b) above the value of the Plan’s assets equals or exceeds 110% of its current liabilities (as defined in Code Section 412(1)(7) as in effect before January 1, 2008 or in accordance with the IRS guidance); or

(ii)the value of the benefits payable to a Member described in sub-Section (b) above is $5,000 or less; or

(iii)the value of the benefits payable to a Member described in sub-Section (b) is less than 1% of its current liabilities (as defined in Code Section 412(l)(7) as in effect before January 1, 2008 or in accordance with the IRS guidance); or

(iv)prior to receipt of a distribution the Member agrees that upon distribution he or she Will promptly deposit in escrow with an acceptable depository property, having a fair market value equal to at least 125% of the Restricted Amount (as defined below).  Alternatively, the repayment agreement may be secured by a bank letter of credit or by posting a bond equal to at least 100% of the Restricted Amount.  For this purpose, the bond must be furnished by an insurance company, bonding company or other surety approved by the U.S.  Treasury Department as an acceptable surety for federal bonds, and

(v)the Member agrees with the following provisions of this subsection (b)(v):

(A)amounts in the escrow account in excess of 125% of the Restricted Amount may be paid to the Member.  Where the repayment obligation has been secured by a bank letter of credit or a bond, any liability in excess of 100% of the Restricted Amount may be released; and

(B)the Member has the right to receive any income from the property placed in escrow, provided however, that if the market value of the property in the escrow account falls below 110% of the Restricted Amount, the Member must deposit additional property to bring the value of the property held by the depository up to 125% of the Restricted Amount; and

(C)A depository may not redeliver to a Member any property held under a repayment agreement, other than amounts in excess of 125% of the Restricted Amount, and a surety or bank may not release any liability on a bond or letter of credit unless the Committee certifies to the depository, surety or bank that the Member (or the Member’s estate) is no longer obligated to repay any amount under the repayment agreement.  The Committee will make such a certification if any time after the distribution commences either (I) the value of Plan assets equals or exceeds 110% of the value of current liabilities; or (II) the value of the Member’s future Nonrestricted Limit (as defined below) constitutes less than 1% of the value of current liabilities; or (III) the value of the Member’s future Nonrestricted Limit does not exceed $5,000; or (IV) the Plan has terminated and the benefit received by the Member is nondiscriminatory.

For purposes of the above, the following definitions shall apply:

“Restricted Amount” is the excess of the Accumulated Amount (as defined below) of distributions made to the Member over the Accumulated Amount of the Member’s Nonrestricted Limit (as defined below).

“Nonrestricted Limit” is equal to the payments that could have been distributed to the Member, commencing when the distribution commenced to the Member, had the Member received payments in the form described in Section (7)(b) of this Exhibit B.

“Accumulated Amount” is the amount of a payment increased by a reasonable amount of interest from the date the payment was made (or would have been made) until the date for the determination of the Restricted Amount.

In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Exhibit C are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity, of further amendment to the Plan.

EXHIBIT D

PROVISIONS APPLICABLE TO KIMMEL AUTOMOTIVE PARTICIPANTS

The provisions set forth in this Appendix pertain only to those Participants who have a frozen Accrued Benefit which was accrued under the Kimmel Automotive Pension Plan, which was subsequently merged into this Plan.  The sections referenced below will supersede the parallel provision in the body of the Plan document with respect to those Participants.

Retirement Benefit Provisions

Definitions

“Accrued Benefit” means the retirement benefit a Participant is entitled to receive and is equal to his Accrued Benefit calculated pursuant to the provisions of the Kimmel Automotive Pension Plan, frozen as of May 15, 2001, and computed to the nearest cent.  Such Participant’s Accrued Benefit shall not consider any additional Years of Service beyond May 15, 2001, or any additional Compensation beyond May 15, 2001.

Under the frozen Kimmel Automotive Pension Plan, a Participant’s Accrued Benefit is a monthly pension, commencing on his Normal Retirement Age and continuing for life, equal to 30% of his Final Average Compensation less 15% of his Adjusted Average Compensation not in excess of Covered Compensation; provided, however, that the monthly pension of any Participant who shall, at his Retirement date, or date of termination, if earlier, have rendered fewer than 30 Years of Service at such date, shall be reduced by 1/30th for each year that his full Years of Service are less than 30.

However for Code Section 401(a)(17) Employees (Employees with Compensation in excess of $150,000 in any year prior to 1994), the Normal Retirement Benefit shall equal the greater of the preceding paragraph benefit, using all years of Service and the 401(a)(17) Compensation limit in effect in the year of separation of service, or if greater, the sum of (a) and (b) below:

(a) The frozen accrued benefit as of December 31, 1993 determined as if the employee terminated on that date and using the 401(a)(17) limit(s) in effect on that date, plus

(b) The Employee’s accrued benefit determined under the formula applicable to benefit accrual in years after December 31, 1993, using Years of Service after December 31, 1993 and 401(a)(17) compensation limit(s) after December 31, 1993.

Any monthly pension benefit shall be reduced by an amount paid or payable to or on account of any Participant under any other qualified pension plan of the Employer to the extent that such amount paid or payable under such other qualified pension plan is attributable to contributions paid by the Employer with respect thereto, if such benefit under such other plan would result in a duplication of pension benefits. The foregoing shall not apply, however, to benefits payable under the Federal Social Security Act.

“Adjusted Average Compensation” has the same meaning as “Final Average Compensation” except that Compensation for any year in excess of the Social Security Taxable Wage Base in effect at the beginning of such year shall not be taken into account.

“Covered Compensation” means the average of the maximum Taxable Wage Bases for the 35-year period ending with the year in which the individual attains Social Security retirement age.  For purposes of calculating pension benefits for Participants who terminate employment before normal retirement age, it shall be assumed that the wage base in effect in the year of the Participant’s termination shall remain the same until he reaches Social Security retirement age.

“Final Average Compensation” shall mean 1/12th of the average of the Participant’s annual Compensation over the three consecutive full calendar years during the ten Plan Years as an Employee, ending on or prior to the date as of which benefits are calculated, which give the highest average.  For purposes of this paragraph, a “full calendar year” means a calendar year in which the Employee was credited with at least 1,000 Hours of Service; provided, further, that where the Employee is credited with at least 1,000 Hours during a calendar year, his actual compensation for that year shall not be annualized.  Adjusted Average Compensation shall have the same meaning as Final Average Compensation, except that compensation for any year in excess of the Social Security Taxable Wage Base in effect at the beginning of such year shall not be taken into account.

“Normal Retirement Date” means:

(a) for Participants who first became Participants prior to January 1, 1995, the first day of the month coincident with or next following the Participant’s 65th birthday;

(c) for Participants who first became Participants after December 31, 1994, the first day of the month coinciding with or next following the Participant’s 65th birthday, or the Participant’s 5th anniversary of joining the Plan, if later.

“Taxable Wage Base” means the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

“Year of Service” means a Plan Year in which an Employee has at least 1,000 Hours of Service, and all Plan Years from his date of hire, including years prior to the adoption of the Plan, which are not otherwise excluded either due to a Break in Service or as detailed below shall be used to determine Year of Service under this paragraph.  However, for years prior to January 1, 1977, “Year of Service” shall be determined by the Employer employment records as of that date, giving credit for a “Year of Service” for each calendar year in which an Employee was employed for the full year.

If a Participant incurs five or more consecutive one-year Breaks in Service, he shall lose credit for all Years of Service prior to the initial one-year Break in Service unless:

(a) the Participant had a vested interest in his Accrued Benefit immediately prior to his initial one-year Break in Service, or
(d) the number of his Years of Service prior to his initial one-year Break in Service exceeds the number of his one-year Breaks in Service.

Amount of Retirement Benefit.  Subject to the limits set forth herein, the monthly normal retirement benefit payable to an Employee is equal to his frozen Accrued Benefit as of May 15, 2001.

Early Retirement Benefit Provisions

“Early Retirement Date” means the date (prior to Normal Retirement Date) which is the later of (1) the date on which a Participant or former Participant attains the later of age 55 and (2) the date he completes ten Years of Service with the Employer.  Effective January 1, 1995, for any new Participant or for any Participant who has not completed five Years of Service by December 31, 1994, “Early Retirement Date” means the date (prior to Normal Retirement Date) which is the later of (1) the date on which a Participant or former Participant attains the later of age 62 and (2) the date he completes 20 Years of Service with the Employer.  A Participant shall become fully vested upon reaching his Early Retirement Date if still employed.

A former Participant who separates from service after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan.

In the event that a Participant elects to begin receiving his benefit prior to his Normal Retirement Date, his benefit shall equal his Accrued Benefit reduced by 1/15th for each of the first five years and 1/30th for each of the next five years that the date on which benefits commence precedes the Participant’s Normal Retirement Date.

Late Retirement Provisions

At the request of a Participant, the Participant may be continued in employment beyond Normal Retirement Date.  In such event, no retirement benefit will be paid to the Participant until the earlier of (1) the date the Participant elects to commence retirement benefits following his or her Normal Retirement Date, (2) the date the Participant actually retires, or (3) the April 1 following the calendar year in which the Participant attains age 72 (age 70 ½, if the Participant was born before July 1, 1949).  At the close of each Plan Year prior to the Participant’s actual Retirement Date, a Participant shall be entitled to a retirement benefit equal to the greater of (a) the Actuarial Equivalent of the monthly retirement benefit such Participant was entitled to at the close of the prior Plan Year, or (b) the Participant’s Accrued Benefit determined at the close of the Plan Year.  The monthly retirement benefit calculated pursuant to this paragraph shall be offset by the actuarial value  of the total benefit distributions (pursuant to Section 5.10) made by the close of the Plan Year.

Optional Forms of Benefit Payments

Optional Forms of Benefits.  In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive benefits in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 5.1(c) in one or more of the following methods:

(a) Monthly pension payable over the life of the Participant.
(e) Reduced monthly pension payable over the life of the Participant and the life of the Participant’s designated Beneficiary (50% joint and survivor annuity).
(f) Reduced monthly pension payable over the life of the Participant and the life of the Participant’s designated Beneficiary (66 2/3% joint and survivor annuity).
(g) Reduced monthly pension payable over the life of the Participant and the life of the Participant’s designated Beneficiary (75% joint and survivor annuity).
(h) Reduced monthly pension payable over the life of the Participant and the life of the Participant’s designated Beneficiary (100% joint and survivor annuity).

However, any such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the Participant’s designated Beneficiary).

“Actuarial Equivalent”.  For purposes of determining a lump sum, the Actuarial Equivalent as of any determination date on or after April 1, 2008 shall be determined as follows:

(a) for determination dates prior April 1, 2009, the greater of the value determined under (i) or (ii):

(i) Actuarial Equivalence as calculated in accordance with Code Section 417(e)(3), Revenue Ruling 2007-67 and such other guidance as may be issued by the Commissioner of Internal Revenue; provided that the “applicable interest rate” shall be determined as of the month immediately preceding the first day of the Plan Year;

(ii) Actuarial Equivalence as calculated in accordance with Code Section 417(e)(3), Revenue Ruling 2007-67 and such other guidance as may be issued by the Commissioner of Internal Revenue; provided that the “applicable interest rate” shall be determined for the month of February immediately preceding the first day of the Plan Year.

(i) for determination dates on or after April 1, 2009, the Actuarial Equivalent basis as described in (a)(ii) above.

For purposes of determining optional forms of benefit payments not subject to Code Section 417(e)(3), “Actuarial Equivalent” shall mean the dollar value of a benefit computed on the basis of the Group Annuity Table for 1971 using 100% male rates and an interest rate of seven percent (7%).

Involuntary Cashouts

The involuntary cashout provisions in Section 5.2(b) of the Plan shall apply.